Exhibit 10.18

EXECUTION COPY

SECOND LIEN CREDIT AGREEMENT

dated as of

June 30, 2006,

among

HAWKEYE INTERMEDIATE, LLC,

THL - HAWKEYE ACQUISITION LLC
(to be merged with and into HAWKEYE RENEWABLES, LLC),

THE LENDERS PARTY HERETO

and

CREDIT SUISSE,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

GOLDMAN SACHS CREDIT PARTNERS, L.P.,

as Joint Bookrunner

i

SCHEDULES

Schedule 1.01(a)	-	Subsidiary Guarantors
Schedule 1.01(b)	-	Mortgaged Property
Schedule 1.01(c)	-	Disqualified Institutions
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.16	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.17(a)	-	UCC Filing Offices
Schedule 3.17(c)	-	Mortgage Filing Offices
Schedule 3.18(a)	-	Owned Real Property
Schedule 3.18(b)	-	Leased Real Property
Schedule 4(d)	-	Local Counsel
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Second Lien Guarantee and Collateral Agreement
Exhibit E	-	Form of Intercreditor Agreement
Exhibit F	-	Form of Second Lien Mortgage
Exhibit G	-	Form of Non-Bank Certificate
Exhibit H-1	-	Form of Second Lien Trademark Security Agreement
Exhibit H-2	-	Form of Second Lien Patent Security Agreement
Exhibit H-3	-	Form of Second Lien Copyright Security Agreement

SECOND LIEN CREDIT AGREEMENT dated as of June 30, 2006 (this “Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company, THL - HAWKEYE ACQUISITION LLC, a Delaware limited liability company (“Merger Sub”) to be merged with and into HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Company”), the LENDERS (as defined herein), and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

RECITALS

A.            Pursuant to the Purchase Agreement (such term and each other capitalized term used but not defined in these recitals having the meaning set forth in Article I) (a) Hawkeye Holdings, L.L.C. (the “Seller”) will contribute 100% of the membership interests of the Company to Holdings (which Equity Interests shall be Qualified Capital Stock or shall have terms reasonably acceptable to the Arrangers), (b) certain affiliates of Thomas H. Lee Partners, L.P. and certain other investors (collectively, the “Investors”) will acquire, for cash consideration, directly or indirectly, approximately 80% of the Equity Interests in Holdings from the Seller (the “Acquisition”) with the Seller retaining the remaining approximately 20% of the Equity Interests in Holdings and (c) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Holdings.

B.            The Borrower has requested the Lenders to extend credit in the form of Loans on the Closing Date, in an aggregate principal amount not in excess of $150,000,000.

C.            The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” shall have the meaning assigned to such term in the recitals.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of Holdings, the Borrower or any of their Subsidiaries as a result of the Lenders and their Affiliates holding in the aggregate, directly or indirectly, 20% or less of the Equity Interests of Holdings.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Applicable Percentage” shall mean, for any day, (a) with respect to any Eurodollar Loan, 7.25% and (b) with respect to any ABR Loan, 6.25%.

“Arrangers” shall mean Credit Suisse Securities (USA) LLC and Banc of America Securities LLC in their capacity as joint lead arrangers for the Credit Facility.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of the Borrower or any of the Subsidiaries.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall mean (a) prior to the consummation of the Merger, Merger Sub, and (b) upon and after consummation of the Merger, the Company as the surviving entity of the Merger.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are generally not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings; provided, that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Asset Sale in accordance with Section 2.13(a), (c) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries, (d) interest capitalized during such period, (e) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party and for which none of the Borrower or any of its Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (f) the book value of any asset owned by such person prior to or during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired, and (g) the purchase price of property purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus property traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus property, in each case, in the ordinary course of business.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CECF Percentage” shall mean, with respect to any date, 0%; provided, however, if the Total Leverage Ratio as of the end of last fiscal quarter for which financial statements have been delivered is less than 4.00 to 1.00, then the CECF Percentage with respect to such date shall mean 25%; provided, further, however, that if the Total Leverage Ratio as of the end of last fiscal quarter for which financial statements have been delivered is less than 3.50, to 1.00, then the CECF percentage with respect to such date shall mean 50%.

A “Change in Control” shall be deemed to have occurred if:

(a)           the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of Holdings representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of Holdings; provided, that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i)            any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of Holdings having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of Holdings having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of Holdings having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii)           at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of Holdings having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of Holdings having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of twelve consecutive months, a majority of the board of directors of Holdings shall consist of the Continuing Directors; or

(b)           any change in control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary shall occur under and as defined in the First Lien Credit Agreement or in respect of Material Indebtedness of Holdings, the Borrower or any Subsidiary; or

(c)           Holdings shall directly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closing Date” shall mean June 30, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Company” shall have the meaning assigned to such term in the preamble.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated June 2006, relating to the syndication of the Credit Facilities.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus

(a)           without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i)            consolidated interest expense for such period,

(ii)           consolidated income, franchise or similar tax expense for such period,

(iii)          foreign currency translation gain or loss,

(iv)          all amounts attributable to depreciation and amortization for such period,

(v)           fees and expenses incurred in connection with the Transactions, any Investment permitted under Section 6.04, the issuance of Equity Interests or Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated),

(vi)          any non-cash charges, including those resulting from any amortization, write-up, write-down or write-off of assets with respect to assets revalued upon the application of purchase accounting (including tangible and intangible assets, goodwill, deferred financing costs and inventory (including any adjustment reflected in the “cost of goods sold” or similar line item of the financial statements)) in connection with the Transactions, Permitted Acquisitions or any merger, consolidation or similar transaction not prohibited by this Agreement, but excluding the write-down of current assets in the ordinary course of business,

(vii)         letter of credit fees,

(viii)        non-recurring or unusual cash charges (including startup costs) for such period in an amount not to exceed $3,500,000,

(ix)           to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

(x)            to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls,

(xi)           management fees permitted under Section 6.07,

(xii)          any unrealized losses on Hedging Agreements; and

(xiii)         if applicable, the Cure Amount in accordance with Article VII,

minus (b) without duplication, the sum of

(i)            all cash payments made during such period on account of non-cash charges added to Consolidated Net Income (except as set forth in clause (a)(viii) above) in a previous period,

(ii)           any Restricted Payments made by Holdings to Parent pursuant to Section 6.06(a)(viii) (A), (F) and (G),

(iii)          non-recurring or unusual gains for such period to the extent added in determining Consolidated Net Income, and

(iv)          any unrealized gains on Hedging Agreements;

provided, however, that for the purposes of determining the Total Leverage Ratio, (A) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Consolidated EBITDA of any person, line of business or facility acquired (other than in the ordinary course of business) by the Borrower or any of its Subsidiaries during such period on a Pro Forma Basis, and (B) there shall be excluded in determining Consolidated EBITDA for any period, without duplication, the Consolidated EBITDA of any person, line of business or facility that is the subject of an Asset Sale by the Borrower or any of its Subsidiaries during such period on a Pro Forma Basis.

For purposes of determining the Total Leverage Ratio and any Pro Forma Basis calculations required by this Agreement, Consolidated EBITDA of Holdings will be deemed to be equal to (i) for the fiscal quarter ended on September 30, 2005, $45.7 million, (ii) for the fiscal quarter ended on December 31, 2005, $45.7 million, (iii) for the fiscal quarter ended on March 31, 2006, $45.7 million, and (iv) for the fiscal quarter ended June 30, 2006, $45.7 million.

“Consolidated Net Income” shall mean, for any period with respect to any person, the net income or loss of such person for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (without duplication):

(a)           the income of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary,

(b)           the income or loss of any person accrued prior to the date (i) it becomes a Subsidiary or is merged into or consolidated with such person or (ii) its assets are acquired by such person or its Subsidiaries,

(c)           the income or loss in respect of any Investment in a joint venture (other than a Subsidiary) except to the extent of the amount of dividends or other distributions actually paid to such person during such period,

(d)           after-tax gains and losses realized upon the sale or other disposition of any property that is sold or otherwise disposed of other than in the ordinary course of business, and

(e)           extraordinary, gains, losses or charges.

“Continuing Directors” means the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the stockholders of Holdings.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corporate Taxpayer” shall mean a standalone corporation that is the “common parent” of a consolidated, combined, unitary or other similar (as the case may be) Tax group that includes the Borrower and the Subsidiaries.

“Credit Facility” shall mean the term loan facility provided for by this Agreement.

“Cumulative Excess Cash Flow” as of any date, an amount equal to the excess, if any, of (a) the sum of Excess Cash Flow for each fiscal year of Holdings ended on or after December 31, 2007 and prior to such date for which audited financial statements have been delivered pursuant to Section 5.04 over (b) the aggregate principal amount of all optional prepayments of Loans, made during such fiscal year; provided, that the excess of (a) over (b) shall not be less than zero for any fiscal year.

“Cure Amount” shall have the meaning assigned to such term in Article VII.

“Cure Right” shall have the meaning assigned to such term in Article VII.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash, Permitted Investments) of Holdings, the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of Holdings, the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long term Indebtedness and (b) outstanding revolving loans and swingline loans under the First Lien Credit Agreement.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(d).

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or (c) is insolvent or is the subject of a bankruptcy or insolvency proceeding.

“Discharge of First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Disqualified Institutions” shall mean those institutions set forth on Schedule 1.01(c) hereto.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date which is ninety-one (91) days after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date which is ninety-one (91) days after the Maturity Date.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Total Leverage Ratio as of the end of a fiscal year is less than 2.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25%.

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements having the force and effect of law in each case, relating to protection of the environment, natural resources, or to human health and safety as it relates to Hazardous Materials exposure, the presence or Release of Hazardous Materials in the environment, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” shall mean the cash amounts contributed by the Investors towards the payment of the purchase price for the Acquisition.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan (other than liabilities arising under clauses (a) through (h) above and any liabilities for routine plan contributions and claims for benefits) that could result in liability of the Borrower or any Subsidiary.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of Holdings, the excess of:

(a)           the sum, without duplication, of

(i)            Consolidated EBITDA for such fiscal year,

(ii)           reductions to noncash working capital of Holdings and its Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year),

(iii)          foreign currency translation gains received in cash, to the extent not otherwise included in calculating Consolidated EBITDA, and

(iv)          extraordinary, unusual or nonrecurring cash gains (other than gains on Asset Sales), to the extent not otherwise included in calculating Consolidated EBITDA, minus

(b)           the sum, without duplication, of

(i)            the amount of any taxes payable in cash by Holdings and its Subsidiaries with respect to such fiscal year (to the extent not otherwise deducted in calculating Consolidated EBITDA),

(ii)           consolidated interest expense for such fiscal year, to the extent payable in cash and not otherwise deducted in calculating Consolidated EBITDA,

(iii)          foreign currency translation losses payable in cash, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(iv)          Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of long-term Indebtedness,

(v)           permanent repayments of long-term Indebtedness (other than Loans but including Capital Lease Obligations) made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such repayments (A) by their terms cannot be reborrowed or redrawn and (B) are not financed with the proceeds of long-term Indebtedness,

(vi)          additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year),

(vii)         Tax Distributions and Specified Tax Payments paid during such fiscal year, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(viii)        Restricted Payments made by Holdings under Section 6.06(a)(viii) (other than clause (C) thereof)

(ix)           letter of credit fees, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(x)            extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(xi)           fees and expenses incurred in connection with the Transactions, any Investment permitted under Section 6.04, the issuance of Equity Interests or Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated),

(xii)          cash charges added to Consolidated EBITDA pursuant to clause (a)(viii) thereof,

(xiii)         management fees permitted by Section 6.07, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(xiv)        cash used to consummate a Permitted Acquisition (including, without duplication, cash used to make a Restricted Payment under Section 6.06(a)(viii)(C)) except to the extent financed with the proceeds of long-term Indebtedness,

(xv)         cash used to make Investments pursuant to Section 6.04(o), except to the extent financed with the proceeds of the issuance of Equity Interests or Cumulative Excess Cash Flow,

(xvi)        cash expenditures in respect of Hedging Agreements, to the extent not otherwise deducted in calculating Consolidated EBITDA,

(xvii)       Cure Amount, if any, and

(xviii)      to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or any similar taxes as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.20(e) without regard to the proviso of the first sentence or the last sentence therein, except in the case of clause (i) to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Existing Debt” shall mean (a) all Indebtedness under the Credit Agreement dated as of February 24, 2005, as amended, among the Company, the Seller, the lenders party thereto, and Credit Suisse and (b) certain existing indebtedness of the Seller in an aggregate outstanding principal amount of approximately $53,700,000.

“Existing Letters of Credit” shall mean all letters of credit issued and outstanding on the Closing Date under the Credit Agreement dated as of February 24, 2005, as amended, among the Company, the Seller, the lenders party thereto, and Credit Suisse.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Second Amended and Restated Fee Letter, dated June 13, 2006, among the Borrower, Credit Suisse, Bank of America, N.A., Goldman Sachs Credit Partners, L.P., Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. Incorporated and the Arrangers.

“Fees” shall have the meaning assigned to such term in Section 2.05.

“Financial Officer” of any person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such person.

“First Lien Credit Agreement” shall mean the First Lien Credit Agreement dated as of June 30, 2006, among Holdings, the Borrower, the lenders from time to time party thereto and Credit Suisse, as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

“First Lien Guarantee and Collateral Agreement” shall mean the First Lien Guarantee and Collateral Agreement, among Holdings, the Borrower, the Subsidiaries party thereto and Credit Suisse, as Collateral Agent, dated the Closing Date.

“First Lien Loan Documents” shall have the meaning assigned to the term “Loan Documents” in the First Lien Credit Agreement.

“First Lien Loans” shall mean “Loans” as defined in the First Lien Credit Agreement.

“First Priority Liens” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Foreign Lender” shall mean any Lender that is organized under or whose primary lending office is subject to the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease (including pursuant to Synthetic Lease Obligations, if applicable) property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation,

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

“Guarantee and Collateral Agreement” shall mean the Second Lien Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, or hazardous or toxic substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or which require removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future, cap, collar, floor or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, members of management, employees or consultants of Holdings, the Borrower or any Subsidiary shall be a Hedging Agreement.

“Holdings” shall mean Hawkeye Intermediate, LLC.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business and (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such person, (iii) any earn-out obligation that appears in the liabilities section of the balance sheet to the extent (A) such person is indemnified for the payment thereof by a solvent person reasonably acceptable to the Administrative Agent or (B) amounts applied to the payment therefor are in escrow), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit or letters of guaranty and (i) all obligations of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person is liable therefor as a result of such person’s ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor. The amount of Indebtedness of any person under clause (e) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Second Lien Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Second Lien Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Second Lien Copyright Security Agreement substantially in the form of Exhibit H-3.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit E, among the Borrower, Holdings, the Subsidiaries of the Borrower from time to time party thereto, the Collateral Agent and the Collateral Agent (under and as defined in the First Lien Credit Agreement).

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December, commencing with September 30, 2006, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or 9 or 12, if agreed to or available to all of the participating Lenders) months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such

Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” shall have the meaning assigned to such term in Section 6.04.

“Investors” shall have the meaning assigned to such term in the recitals.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by Reuters) for a period equal to such Interest Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean this Agreement, the Security Documents and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, assets, operations or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform any of their material obligations under any Loan Documents or (c) a material adverse effect on any material rights or remedies available to the Lenders under any Loan Document taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean June 30, 2013.

“Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger.

“Merger Sub” shall have the meaning assigned to such term in the preamble.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the fee owned real properties of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of fee owned real property and improvements thereto with respect to which a Mortgage is granted to secure the Obligations.

“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property or interest therein to secure the Obligations, each substantially in the form of Exhibit F or such other form as shall be reasonably approved by the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) out-of-pocket expenses (including reasonable and customary broker’s fees or commissions, investment banking fees, consultant fees, legal fees, survey costs, title insurance premiums, and related search and recording charges, transfer, recording and similar taxes incurred by Holdings and the Subsidiaries in connection therewith and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale) incurred in connection with such Asset Sale (including, in the case of any Asset Sale in respect of property of any Foreign Subsidiary, taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold and which is repaid (other than (A) any such Indebtedness assumed or repaid by the purchaser and (B) Indebtedness hereunder or under the First Lien Credit Agreement); and (b) with respect to any incurrence of Indebtedness or issuance of any Equity Interests, the cash proceeds thereof, net of all taxes (including, in the case of such Indebtedness incurred, or Equity Interests issued, by a Foreign Subsidiary, taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by Holdings, the Borrower and the Subsidiaries in connection therewith.

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Cumulative Excess Cash Flow, that such amount was not (a) required to be applied to prepay the First Lien Loans pursuant to the First Lien Credit Agreement or the Loans pursuant to Section 2.13 and (b) previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been or concurrently will be) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent” shall mean a person formed for the purpose of owning all of the Equity Interests, directly or indirectly, of Holdings; provided, however, that any such person shall cease to be the “Parent” at any time that it owns, directly or indirectly, less than all of the Equity Interests of Holdings.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” shall mean any acquisition by the Borrower or any Subsidiary (or Holdings so long as Holdings complies with Section 6.06(a)(viii)(C)) of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) each Subsidiary formed for purposes of or resulting from such acquisition shall be a Domestic Subsidiary, (c) all of the Equity Interests of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary and all actions required to be taken with respect to each such acquired or newly formed Subsidiary under Section 5.09 have been taken, (d) Holdings, the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition with the covenant contained in Section 6.10 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f) investments in so-called “auction rate” securities rated AAA or higher by S&P or Aaa or higher by Moody’s and which have a reset date not more than 90 days from the date of acquisition thereof; and

(g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean (a) the Sponsor and (b) the members of management of the Parent, Holdings and its Subsidiaries who are investors, directly or indirectly, in the Parent or Holdings (collectively, the “Management Investors”); provided, however, that, for purposes of the definition of “Change in Control”, if the portion of the Equity Interests of Holdings having ordinary voting power (within the meaning of such definition) allocable to Management Investors at any time exceeds, in the aggregate, 35% of the total amount of all such Equity Interests at such time, then the Permitted Investors shall be deemed not to own or have the power to vote or direct the voting of the amount of such excess.

“Permitted Project Debt” shall mean Indebtedness of a Project Subsidiary incurred to finance the acquisition of property relating to and the construction, start up and operation of an ethanol plant owned by such Project Subsidiary; provided, that (a) such Indebtedness is not Guaranteed by Holdings, the Borrower or any other Subsidiary; (b) such Indebtedness is not secured by a Lien on any assets of Holdings, the Borrower or any other Subsidiary; (c) both immediately prior and after giving effect to any incurrence of such Indebtedness, (1) no Default shall exist or result therefrom and (2) Holdings and its Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 6.10; and (d) all incurrences of Permitted Project Debt, in the aggregate, may fund the construction, start up or operation of no more than two ethanol plants.

“Permitted Refinancing” shall mean Indebtedness of Holdings, the Borrower or any Subsidiary issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided, that (a) the principal amount (or, if incurred with original issue discount, the aggregate accreted value) of such refinancing, refunding, extending, renewing or replacing Indebtedness (the “New Indebtedness”) is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement (or, to the extent such principal amount is greater, the excess is otherwise permitted by Section 6.01 and shall not constitute Permitted Refinancing Indebtedness), (b) if such Refinanced Indebtedness is Permitted Subordinated Debt, Permitted Senior Debt or other Indebtedness that is Material Indebtedness (or a Permitted Refinancing thereof), such New Indebtedness has a final maturity that is no sooner than the final maturity of, and a weighted average life to maturity that is not earlier than the remaining weighted average life of, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such New Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such New Indebtedness, except to the extent any other person would be permitted to Guarantee such New Indebtedness under Section 6.01 or to make an Investment in, and such new obligor’s obligations in respect of such refinancing is treated as an Investment in, such person pursuant to Section 6.04 and (e) if such Refinanced Indebtedness is Permitted Subordinated Debt, Permitted Senior Debt or other Indebtedness that is Material Indebtedness or (a Permitted Refinancing thereof), such New Indebtedness contains mandatory redemption (or similar provisions), covenants and events of default which, taken as a whole, are determined in good faith by a Financial Officer of the Borrower to be no less favorable in any material respect to Holdings, the Borrower or the applicable Subsidiary and the Lenders than the mandatory redemption (or similar provisions), covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness; provided, further, however, that Permitted Refinancing shall not include Indebtedness of the Borrower or a Guarantor that refinances, refunds or replaces (i) any Permitted Project Debt or (ii) any other Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) except to the extent the Borrower would be permitted to make an Investment in, and such refinancing is treated as an Investment in, such Subsidiary pursuant to Section 6.04.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Asset Sale” shall mean any Asset Sale, other than an Asset Sale permitted by Section 6.05(b) (other than clause (x) thereof), to the extent that (a) the aggregate Net Cash Proceeds realized in a single transaction or series of related transactions exceed $1,000,000; and (b) the aggregate Net Cash Proceeds of all such Asset Sales during any fiscal year exceed $5,000,000.

“Prime Rate” shall mean the rate of interest per annum announced from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder in respect of any Specified Transactions, the following adjustments in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of an Asset Sale of all or substantially all of the Equity Interests in any Subsidiary or of any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of “Specified Transaction”, shall be included,

(b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided, that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and may take into account reasonably identifiable and factually supportable cost savings for which the necessary steps have been implemented or are reasonably expected to be implemented within 18 months after the closing of the relevant Specified Transaction.

“Project Subsidiary” shall mean a Subsidiary of the Borrower formed solely for the purpose of acquiring property relating to and the constructing and operating of one or more ethanol plants (but not to exceed two, in the aggregate, for all Project Subsidiaries) financed in whole or in part by Permitted Project Debt.

“Purchase Agreement” shall mean the Membership Interest Purchase Agreement dated as of May 11, 2006, by and among the Seller, the Company, Merger Sub, THL Hawkeye Acquisition Partners, THL Hawkeye Acquisition Partners II and THL Hawkeye Acquisition Partners III.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Qualified Public Offering” shall mean the initial underwritten public offering of common Equity Interests of either (a) Holdings or (b) Parent pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in at least $50,000,000 of Net Cash Proceeds to Holdings or Parent.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intercreditor Agreement, the Intellectual Property Security Agreements and each of the other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“Seller” shall have the meaning assigned to such term in the recitals.

“Solvent” means, with respect to any person, (a) the consolidated fair value of the assets of such person and its Subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such person and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such person and its Subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such person and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Specified Tax Benefits” shall mean tax benefits directly or indirectly attributable to (a) any step-up in the tax basis of any assets of Holdings (or Parent, as applicable) or its Subsidiaries attributable to (i) the consummation of the Transactions; (ii) the consummation of a Qualified Public Offering (including all transactions consummated in connection with such Qualified Public Offering); (iii) the execution of that certain Indemnity Escrow Agreement (the “Escrow Agreement”) by and among Holdings, Hawkeye Holdings, L.L.C., THL Hawkeye Acquisition Partners, THL Hawkeye Acquisition Partners II and THL Hawkeye Acquisition Partners III, dated June 30, 2006; (iv) the execution of that certain Tax Receivable Agreement (the “Tax Receivable Agreement”) to be entered into by and among Parent (if any), Hawkeye Holdings, L.L.C., Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., Putnam Investment Holdings, LLC, Putnam Investments Employees Security Company III LLC, and THL Coinvestment Partners, L.P.; (v) any payments made pursuant to either the Escrow Agreement or the Tax Receivable Agreement; and (b) any deductible interest paid by Holdings (or Parent, as applicable) on account of either the Escrow Agreement or the Tax Receivable Agreement.

“Specified Tax Payments” shall mean Restricted Payments or other payments by Parent (if any), Holdings or the Borrower to current or former Affiliates or members of Parent (if any), Holdings (or directors, officers or employees of Parent (if any), Holdings, the Borrower or any Subsidiary or any current or former Affiliate thereof) in respect of any taxable year of Holdings computed as follows: (a) for so long as Holdings is not a Corporate Taxpayer, an amount equal to the excess of (i) the amount of U.S. federal, state and local income taxes that would have been payable by Holdings and its Subsidiaries in respect of such taxable year if Holdings were a Corporate Taxpayer (without taking into account the Specified Tax Benefits) over (ii) the amount of Tax Distributions made in respect of such taxable year, and (b) in the event Holdings becomes a Corporate Taxpayer, an amount equal to the excess of (i) the amount U.S. federal, state and local income taxes that would have been payable by Holdings and its Subsidiaries (without taking account the Specified Tax Benefits) over (ii) the actual U.S. federal, state and local income taxes payable by Holdings and its Subsidiaries in respect of such taxable year; provided, however, that (x) the Specified Tax Payments made in any fiscal year of Holdings shall not exceed $20,000,000 and (y) Specified Tax Payments shall not be paid prior to the time such tax period ends and the amount determinable under clauses (a) and (b) is ascertained; provided, further, that for the avoidance of doubt, Specified Tax Payments shall be made quarterly at or about the dates that estimated income tax payments are required to be paid and at or about the time of the filing of the annual income tax return (all as contemplated in the Tax Receivable Agreement).

“Specified Transaction” means, with respect to any period, any Investment, Asset Sale, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean Thomas H. Lee Partners L.P. and its Affiliates.

“Sponsor Agreement” shall mean the Management Agreement dated as of June 30, 2006, among Holdings, the Borrower and THL Managers VI, LLC.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by the parent, one or more subsidiaries of the parent or a combination thereof.

“Subsidiary” shall mean any subsidiary of Holdings or the Borrower; provided, that so long as D&W Railroad, LLC is not a wholly owned Subsidiary of Holdings, it shall not be considered a Subsidiary for the purposes of Article VII.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement, excluding (a) D&W Railroad, LLC, so long as it is not a wholly owned Subsidiary of Holdings, and (b) any Project Subsidiary.

“Synthetic Lease Obligations” shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).

“Tax Distributions” shall mean, so long as Holdings is not a Corporate Taxpayer, Restricted Payments by Holdings in respect of any taxable year in an aggregate amount not exceeding the amount of United States Federal, state and local income taxes (not otherwise paid by Holdings or any of its Subsidiaries) that would have been paid by Holdings and its Subsidiaries in respect of such taxable year if Holdings were a Corporate Taxpayer, taking into account all applicable deductions and tax benefits (including tax benefits that are attributable to Specified Tax Benefits); provided, however, that such Restricted Payments shall not be paid prior to the time such applicable tax period ends and the amount of such Restricted Payments is ascertained; provided, further, that for the avoidance of doubt, Tax Distributions shall be made quarterly, at or about the dates that estimated income tax payments are required to be paid.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Total Debt” shall mean, at any time with respect to any person and its Subsidiaries, the total Indebtedness of such person in respect of borrowed money or Capital Lease Obligations, determined on a consolidated basis, minus the amount of unrestricted cash and Permitted Investments of such person that are not subject to a Lien, other than any Lien in favor of the Secured Parties and the First Priority Liens.

“Total Leverage Ratio” shall mean, with respect to Holdings and its Subsidiaries as of the end of any fiscal quarter of Holdings, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the parties thereto of the Purchase Agreement and the consummation of the transactions contemplated thereby, including the Equity Contribution, the Acquisition, the Merger and the repayment of the Existing Debt, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the execution, delivery and performance by the Loan Parties of the First Lien Credit Agreement (and the “Loan Documents” as defined therein) and the making of the Borrowings hereunder and the borrowings thereunder and use of the proceeds thereof, and (c) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP or the application thereof occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant and related definitions (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided, that the Borrower’s compliance with such covenant shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until such covenant is amended.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements, restatements, supplements and other modifications thereto, but only to the extent that such amendments, amendments and restatements, restatements, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans. (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $2,000,000.

(b)   Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)   Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)   Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three

Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Eurodollar Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender on the Maturity Date.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)   The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)   Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a)  The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Fees”).

(b)   The Fees shall be paid, in immediately available funds, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

(b)   Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

(c)   Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If the Borrower shall default in the payment when due of any principal of or interest on any Loan or payment of any fee or other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which dollar deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination of Commitments. (a)  The Commitments shall automatically terminate upon the making of the Loans on the Closing Date. Notwithstanding the foregoing, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on June 30, 2006, if the funding of the Loans shall not have been made by such time.

(b)   Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000. Any notice given by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided, that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)   Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)  each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)  each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the Type of such Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)  if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)  any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)  any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii)  upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Eurodollar Borrowing with an Interest Period of one month’s duration.

SECTION 2.11. Right to Require Prepayment. The Borrower shall notify the Administrative Agent of the occurrence of a Change in Control not later than one Business Day after the occurrence thereof, and the Administrative Agent shall within three Business Days thereafter notify the Lenders thereof. At any time prior to the 60th day following delivery of the notice by the Administrative Agent pursuant to the preceding sentence, each Lender shall have the right, upon not less than five Business Days’ prior notice to the Administrative Agent and the Borrower, to require the Borrower to prepay in full, and not in part, the outstanding principal amount of such Lender’s Loans at a purchase price equal to, within one year of the Closing Date, 101%, or thereafter, 100%, of the principal amount thereof, together with accrued and unpaid interest on the principal amount thereof to but excluding the date of payment, and all other amounts then due to such Lender or outstanding with respect to the Loans of such Lender under the Loan Documents.

SECTION 2.12. Optional Prepayment. (a)  Subject to payment of any applicable premium as set forth in paragraph (b) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b)   Any prepayment of Loans made pursuant to Section 2.12(a) prior to the first anniversary of the Closing Date shall be made together with a prepayment premium in an amount equal to 1.0% of the aggregate principal amount being prepaid.

(c)   Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, that if a notice of optional prepayment is given in connection with a conditional notice of repayment as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. All prepayments under this Section 2.12 shall be subject to Section 2.16 and any premium required by paragraph (b) above but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a)  Subject to paragraph (f) of this Section 2.13, not later than the fifth Business Day following the receipt by Holdings or any of its Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by Holdings or any of its Subsidiaries with respect thereto (subject to the restrictions set forth herein) to prepay outstanding Loans in accordance with Section 2.13(d); provided, however, that if (i) prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intent to reinvest such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and the Subsidiaries and (ii) no Event of Default shall have occurred and shall be continuing at the time of such notice, then the Borrower shall not be required to prepay Loans hereunder in respect of such Net Cash Proceeds to the extent that such Net Cash Proceeds are so reinvested within one year after the date of receipt of such Net Cash Proceeds (or, within such one-year period, the Borrower or any of its Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into).

(b)   Subject to paragraph (f) of this Section 2.13, no later than the earlier of (i) 125 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2007, and (ii) the fifth Business Day following the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(d) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for the fiscal year then ended over (ii) the aggregate principal amount of Loans prepaid pursuant to Section 2.12 during such fiscal year.

(c)   Subject to paragraph (f) of this Section 2.13, in the event that Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(d).

(d)   So long as any Loans are outstanding, mandatory prepayments of outstanding Loans under this Agreement shall be allocated ratably among the Lenders that accept the same. Any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made by the Borrower pursuant to this Section, to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment (with such Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). Any remaining Declined Proceeds may be retained by the Borrower.

(e)   The Borrower shall deliver to the Administrative Agent, at or prior to the time of each prepayment required under this Section 2.13, (i) a certificate signed by a

Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid; provided, however, that if at the time of any prepayment pursuant to this Section 2.13 there shall be outstanding Borrowings of different Types or Eurodollar Borrowings with different Interest Periods, and if some but not all Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Borrowing of the accepting Lenders. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(f)   Notwithstanding anything in this Section 2.13 to the contrary, until the Discharge of First Lien Obligations shall have occurred, (i) no mandatory prepayments of outstanding Loans that would otherwise be required under this Section 2.13 shall be required to be made, except for any portion of any corresponding mandatory prepayment as shall have been rejected by the term lenders under the First Lien Credit Agreement (and that is not applied to reduce outstanding Revolving Loans and Swingline Loans thereunder and as defined therein or to fund a cash collateral account with the Collateral Agent (as defined in the First Lien Credit Agreement) in an amount up to the aggregate L/C Exposure (as defined in the First Lien Credit Agreement) at such time), in each case in accordance with and as required by Section 2.13(f) of the First Lien Credit Agreement, and (ii) the references to the fifth Business Day following the event giving rise to such mandatory prepayment in paragraphs (a), (b) and (c) above shall be deemed to be the fifth Business Day next following the date of determination that proceeds of the event giving rise to such mandatory prepayment shall be applied to prepayments of the Loans in accordance with Section 2.13(f) of the First Lien Credit Agreement.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)   If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such

Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)   A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d)   Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e)   Notwithstanding anything in this Section 2.14 to the contrary, this Section 2.14 shall not apply to any Change in Law with respect to Excluded Taxes, which shall be governed exclusively by Section 2.20.

SECTION 2.15. Change in Legality. (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)  such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)  such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)   For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder; provided, that the Borrower shall not so indemnify any Lender for losses or expenses incurred as a result of a mandatory prepayment pursuant to Section 2.13 in which one or more Lenders has elected to decline its pro rata share of such prepayment pursuant to Section 2.13(d). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.13, 2.14, 2.15 or 2.21, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments hereunder and under the other Loan Documents shall be made in dollars. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.

(b)   Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20. Taxes. (a)  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)   In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Borrower shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the date a payment is to be made to such Lender under this Agreement or promptly upon learning that any such documentation expired or became obsolete, at the reasonable request of the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, that such Lender is legally entitled to complete, execute and deliver such documentation. Such completion, execution or delivery will not be required if, in such Lender’s judgment, it would materially prejudice the legal position of such Lender. In addition, each Foreign Lender shall (a) furnish on or before the date it becomes a party to the Agreement either (i) two accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN (or successor form) or (ii) two accurate and complete originally executed copies of IRS Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (b) provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided, that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit G together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f)   Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Borrower (with a copy to the Administrative Agent) two accurate and complete original signed copies of IRS Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.

(g)   If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other person.

(h)   Failure or delay on the part of any Lender to demand compensation for any Indemnified Taxes or Other Taxes shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a), (b) or (c) above with respect to Indemnified Taxes or Other Taxes with respect to any period prior to the date that is 120 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Indemnified Taxes or Other Taxes within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Indemnified Taxes or Other Taxes that shall have occurred or been imposed.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a)  In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign (in accordance with and subject to the restrictions contained in Section 9.04, other than 9.04(b)(iii)(B)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (x) the Borrower shall have received the prior written consent of the Administrative Agent with regard to the identity of the assignee, which consent shall not unreasonably be withheld or delayed, and (y) such assignee (or the Borrower, in the case of amounts then due and payable by it) shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16) and if such assignment occurs prior to the first anniversary of the Closing Date, the prepayment fee that would have been payable pursuant to Section 2.12(b) if the Loans of such Lenders subject to such assignment had been prepaid pursuant to Section 2.12; provided, further, that if prior to receipt of notice of any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21(a).

(b)   If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants (it being understood that for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.

SECTION 3.02. Authorization. The execution, delivery and performance of the Loan Documents, including the granting of Liens, borrowing of Loans and the use of the proceeds therefrom, (a) have been duly authorized by all requisite corporate or limited liability company and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of any applicable law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws or operating agreement of any Loan Party, (B) any applicable order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings or any of its Subsidiaries is a party or by which any of them or any of their property is bound (other than the Existing Debt), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument (other than the Existing Debt) or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than Liens created or permitted hereunder or under the Security Documents and the First Priority Lien); except with respect to any violation, conflict, breach, default, acceleration, prepayment, repurchase, redemption or creation or imposition of any Lien referred to in clauses (i) through (iii), to the extent that such violation, conflict, breach, default, acceleration, prepayment, repurchase, redemption or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 3.04. Governmental Approvals. Except to the extent the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States

Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements. (a)  The Borrower has heretofore furnished to the Administrative Agent the Company’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2005, audited by and accompanied by the report of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2006, and each fiscal quarter ended after March 31, 2006 and at least 45 days before the Closing Date, certified by its chief financial officer (or officer with reasonably equivalent responsibilities). Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein and, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)   The Borrower has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the fiscal quarter ended March 31, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the Closing Date to be reasonable, are based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions it being understood that actual results may vary from such projected results and such variations may be material.

SECTION 3.06. No Material Adverse Change. Since the Closing Date, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases. (a)  Each of Holdings, the Borrower and the Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property). Other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)   None of Holdings, the Borrower or the Subsidiaries has knowledge of the continuance of any default under any lease to which it is a party and, to each of their knowledge, all such leases are in full force and effect, except to the extent any such default or lack of enforceability could not reasonably be expected to have a Material Adverse Effect.

(c)   As of the Closing Date, neither Holdings nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)   As of the Closing Date, immediately following the consummation of the Transactions, none of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any material Mortgaged Property or any interest therein.

SECTION 3.08. Subsidiaries. As of the Closing Date, Holdings does not have any Subsidiaries other than the Borrower and Subsidiaries of the Borrower. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents, any First Priority Lien and any Liens permitted hereby).

SECTION 3.09. Litigation; Compliance with Laws. (a)  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened in writing against Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that purport to affect or pertain to any Loan Document or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)   Other than as could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently operated violate, any applicable law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. Other than as could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries is in default under any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are bound.

SECTION 3.11. Federal Reserve Regulations. (a)  None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)   No part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U or X issued by the Board.

SECTION 3.12. Investment Company Act. None of Holdings, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has, except where the failure to so file or pay could not be reasonably expected to have a Material Adverse Effect, filed or caused to be filed all Federal, state and other tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all taxes due and payable by it and all material assessments received by it, except such taxes and assessments that are not overdue by more than 30 days or the amount or validity of which are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.14. No Material Misstatements. As of the Closing Date, to the knowledge of Holdings and the Borrower, the Confidential Information Memorandum and other written information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby or the negotiation of any Loan Document or included therein or delivered pursuant thereto (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections were prepared in good faith on the basis of reasonable assumptions in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by Holdings and the Borrower (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and the Borrower, and that Holdings and the Borrower make no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize and that actual results may vary from projected results and such variances may be material).

SECTION 3.15. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance, with respect to each benefit plan or arrangement, with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.16. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any condition, event or circumstance that could reasonably be expected to result in any Environmental Liability.

SECTION 3.17. Security Documents. All filings and other actions necessary to perfect and protect the Liens on the Collateral created under, and in the manner contemplated by, the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to Collateral Agent and are in full force and effect and the Security Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected second priority Lien in the Collateral, securing the payment of the Obligations, subject to Liens permitted by Section 6.02. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

SECTION 3.18. Location of Real Property and Leased Premises. (a)  Schedule 3.18(a) lists completely and correctly (in all material respects) as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. Except as otherwise provided in Schedule 3.18(a), the Borrower and the Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to have a Material Adverse Effect.

(b)   Schedule 3.18(b) lists completely and correctly (in all material respects) as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.18(b), the Borrower and the Subsidiaries have valid leasehold interests in all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.19. Labor Matters. Except as in the aggregate has not had and could not be reasonably expected to have a Material Adverse Effect, as of the Closing Date, (a) there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened in writing, (b) the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (c) all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.20. Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, taken as a whole, are Solvent.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

(a)   The Administrative Agent shall have received a notice of such Loan as required by Section 2.03.

(b)   The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that solely for purposes of representations and warranties made on the Closing Date with respect to the Company and its subsidiaries, such representations and warranties shall be limited in all respects to the Specified Representations (as defined below). “Specified Representations” shall mean the representations and warranties in Sections 3.01, 3.02, 3.03, 3.11, 3.12, 3.17 and 3.20.

(c)   At the time of and immediately after the making of such Loans, no Default or Event of Default shall have occurred and be continuing.

(d)   The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of (i) Weil, Gotshal & Manges LLP, counsel for the Loan Parties, and (ii) each local counsel listed on Schedule 4(d), in each case (A) dated the Closing Date and (B) addressed to the Administrative Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(e)   The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(f)   The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Article IV.

(g)   The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(h)   The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect and each document, except as otherwise provided or agreed to by the Administrative Agent and the Borrower (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected second priority (except to the extent otherwise provided therein) security interest in and Lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in the Security Documents shall have been prepared and delivered to the Collateral Agent on the Closing Date. The Pledged Collateral shall have been duly and validly pledged under the Guarantee and Collateral Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties, and all certificates or instruments (if any), except as otherwise provided or agreed to by the Administrative Agent and the Borrower, representing Pledged Collateral consisting of certificated equity securities issued by the Borrower or any Subsidiary or instruments issued by Holdings, the Borrower or any Subsidiary, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

(i)   The Collateral Agent shall, except as otherwise provided or agreed to by the Administrative Agent and the Borrower, have received the results of searches of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(j)   (i)  Each of the Security Documents, in form and substance reasonably satisfactory to the Administrative Agent, relating to each of the Mortgaged Properties shall, except as otherwise provided or agreed to by the Administrative Agent and the Borrower, have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall, except as otherwise provided or agreed to by the Administrative Agent and the Borrower, have been filed and recorded in the recording office as specified on Schedule 3.17(c) (or a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a second lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies (or binding commitments therefor) of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid second liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, as reasonably requested by the Collateral Agent.

(k)   The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.

(l)   The Acquisition shall be consummated substantially simultaneously with the initial funding of Loans on the Closing Date and the Administrative Agent shall be satisfied that the Merger will be consummated on the Closing Date immediately after the initial funding of the Loans, in each case in accordance with and on the terms described in the Purchase Agreement, and no material provision or condition of the Purchase Agreement shall have been waived, amended, supplemented or otherwise modified in a manner that is adverse in any material respect to the interests of the Lenders without the prior written consent of the Administrative Agent. The Company, as the survivor of the Merger, shall execute this Agreement in order to acknowledge its obligations as the Borrower. The Administrative Agent shall have received copies of the Purchase Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as being complete and correct.

(m)   The Investors shall have made the Equity Contribution in an aggregate amount not less than $250,000,000. The First Lien Credit Agreement shall have been executed and delivered by the parties thereto, the conditions thereunder shall be satisfied and the Borrower shall have received gross cash proceeds of not less than $500,000,000 from the borrowing of term loans under the First Lien Credit Agreement.

(n)   All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Transactions, Holdings and its Subsidiaries shall have outstanding no indebtedness or Disqualified Stock other than (i) Indebtedness under the Loan Documents and under the First Lien Credit Agreement, (ii) Capital Lease Obligations permitted under the Purchase Agreement and (iii) Indebtedness permitted by Section 6.01.

(o)   The Administrative Agent shall have received a certificate from the chief financial officer (or officer with reasonably equivalent responsibilities) of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Closing Date.

(p)   The Lenders shall have received from the Loan Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(q)   The Administrative Agent shall have received unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for each fiscal quarter ended after March 31, 2006, and at least 45 days prior to the Closing Date, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(r)   The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income and cash flows of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

ARTICLE V

Affirmative Covenants

Each of Holdings and the Borrower covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, each of Holdings and the Borrower will, and will cause each of their Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a)  Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except as otherwise expressly permitted under Section 6.05.

(b)   Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated, (iii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws and ERISA), whether now in effect or hereafter enacted and (iv)  maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.

SECTION 5.02. Insurance. (a)  Except if the failure to do so could not reasonably be expected to cause a Material Adverse Effect, keep its insurable properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b)   Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral Agent. Upon the reasonable request of the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)   Purchase Federal Emergency Management Agency Standard Flood Hazard Determination Forms for each property on which improvements are located, provide such forms to the Collateral Agent, and if at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain (to the extent available on commercially reasonable terms) flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

SECTION 5.03. Taxes. Pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 30 days; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy (i) so long as the validity or amount thereof is (A) being contested in good faith, (B) by appropriate proceedings diligently conducted and (C) with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent (who will distribute to each Lender):

(a)   within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such persons during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)   concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying that to such Financial Officer’s knowledge no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, reasonably specifying the nature thereof and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above (commencing with the fiscal year ended December 31, 2007), setting forth Holdings’ calculation of Excess Cash Flow; and concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm certifying that such accounting firm did not become aware of any Event of Default under Section 6.10 or, if such accounting firm shall have become aware of such an Event of Default, specifying the nature thereof (which certificate, is limited to such accounting matters and may disclaim responsibility for legal interpretations);

(d)   within 60 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);

(e)   promptly after the same become publicly available, copies of all periodic 10Q and 10K filings, which shall satisfy the Borrower’s obligations under Sections 5.01(a) and (b) above (if containing the items required thereby);

(f)   after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g)   concurrently with the delivery of the certificate pursuant to clause (c) above (or on such later date on which a distribution may be made), a certificate of a Financial Officer of Holdings setting forth computations of the amount of any Tax Distribution or Specified Tax Payment made during the period covered thereby;

(h)   concurrently with the delivery of the certificate delivered pursuant to clause (c) above with respect to the end of a fiscal year, a certificate of a Financial Officer of Holdings setting forth the amount of Capital Expenditures during the relevant fiscal year, any Rollover Amount or Carryback Amount and the base amount for the next succeeding Fiscal Year;

(i)   promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

(j)   Concurrently with the delivery of the certificate delivered pursuant to clause (c) above with respect to the end of a fiscal year, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower attaching updated versions of the Schedules (other than Schedule IV) to the Second Lien Guarantee and Collateral Agreement or in the alternative, setting forth any and all changes to (or confirming that there has been no change in) the information set forth in or contemplated by such Schedules since the date of the most recent certificate delivered pursuant to this paragraph (j).

SECTION 5.05. Litigation and Other Notices. Promptly upon any Responsible Officer of Holdings, the Borrower or any Subsidiary becoming aware thereof, furnish to the Administrative Agent and each Lender notice of the following:

(a)   the occurrence of any Event of Default or Default;

(b)   the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)   the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, that has resulted in or could reasonably be expected to result in a Material Adverse Effect; and

(d)   the occurrence of any other event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure. Holdings and the Borrower also agree to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent (or any Lender if accompanying the Administrative Agent) to visit and inspect during normal business hours the financial records and the properties of Holdings, the Borrower or the Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such financial records, and permit any such representatives to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor; provided, that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the Borrower’s expense.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans, together with the Equity Contribution and term loans under the First Lien Credit Agreement, shall be used solely to pay the cash purchase price of the Acquisition, to repay the Existing Debt and to pay related fees and expenses.

SECTION 5.09. Further Assurances. (a)  From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each of Holdings and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably be required to obtain from Holdings, the Borrower or any other Loan Party for such governmental consent, approval, recording, qualification or authorization.

(b)   With respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the Guarantee and Collateral Agreement and as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected security interest, on or prior to the date of delivery of the certificate under Section 5.04(c) following the date of such acquisition (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such assets and (ii) take all actions necessary to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in such assets (subject only to Liens permitted under Section 6.02), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(c)   With respect to any fee interest in any real property (other than fee property of a Project Subsidiary prior to the time the Permitted Project Debt is repaid in full) located in the United States with a book value in excess of $5,000,000 (as reasonably estimated by the Borrower) acquired after the Closing Date by any Loan Party (including as a result of a Permitted Acquisition of a Person that owns such real property), within 60 days following the date of such acquisition (i) execute and deliver a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) provide the Secured Parties with title and extended coverage insurance in an amount equal to the book value of such real property, and if applicable, flood insurance, all in accordance with the standards for deliveries contemplated on the Closing Date, (iii) if requested by the Administrative Agent make available counsel reasonably satisfactory to the Administrative Agent and the Collateral Agent to advise the Administrative Agent and the Collateral Agent with respect to the form and substance of the applicable Mortgage and (iv) deliver to the Administrative Agent, upon the Administrative Agent’s request, a copy of any consultant’s reports, environmental site assessments or other material documents, if any, in the possession of the Borrower or any other Loan Party.

(d)   With respect to any Subsidiary (other than a Foreign Subsidiary or a Project Subsidiary) created or acquired after the Closing Date, and with respect to any Project Subsidiary upon payment in full of all Permitted Project Debt of such Project Subsidiary, on or prior to the date of delivery of the certificate under Section 5.04(c) following such creation or the date of such acquisition, or payment, as the case may be (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected security interest in the Equity Interests in such new Subsidiary that are owned by any of the Loan Parties, (ii) deliver to the Collateral Agent the certificates, representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (iii) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(e)   With respect to any Equity Interests in any Foreign Subsidiary or Project Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary or Project Subsidiary), on or prior to the date of delivery of the certificate under Section 5.04(c) following the date of such acquisition (or, in the case of a Project Subsidiary where Equity Interests are or will be subject to a Lien in favor of lenders of the Permitted Project Debt, upon payment in full of all Permitted Project Debt of such Subsidiary) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent reasonably deems necessary in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (subject only to Liens permitted under Section 6.02) in the Equity Interests in such Foreign Subsidiary or such Project Subsidiary that are owned by the Loan Parties (provided, that in no event shall more than 65% of the total outstanding voting Equity Interests in any Foreign Subsidiary be required to be so pledged) and (ii) deliver to the Collateral Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be necessary to perfect the security interest of the Collateral Agent thereon.

SECTION 5.10. Interest Rate Protection. No later than the 120th day after the Closing Date, the Borrower shall enter into, and for a minimum of two years after the Closing Date maintain, Hedging Agreements reasonably acceptable to the Administrative Agent such that, after giving effect thereto, at least 50% of the aggregate principal amount of its consolidated funded long-term Indebtedness is effectively subject to a fixed or maximum interest rate.

ARTICLE VI

Negative Covenants

Each of Holdings and the Borrower covenants and agrees that, until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, neither Holdings nor the Borrower will, nor will they cause or permit any of their Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth in Schedule 6.01 and any Permitted Refinancing thereof;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) Indebtedness under the First Lien Credit Agreement in an aggregate principal amount not to exceed (x) $550,000,000 plus (y) (A) the aggregate principal amount of incremental loans not to exceed $100,000,000 made thereunder in accordance with the provisions thereof plus (B) $20,000,000, and any refinancing, substitution, extension, replacement or restructuring of the foregoing that is not prohibited by the Intercreditor Agreement;

(d) intercompany Indebtedness of Holdings and its Subsidiaries to extent permitted by Section 6.04;

(e) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any asset, and any Permitted Refinancing thereof; provided, that (i) such Indebtedness (other than Permitted Refinancing) is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(f), shall not exceed $35,000,000 at any time outstanding;

(f) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(e), not in excess of $35,000,000 at any time outstanding;

(g) Indebtedness of the Borrower and the Subsidiaries (A) assumed in connection with any Permitted Acquisition (so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured, subordinated basis (which subordination shall be on terms reasonably acceptable to the Administrative Agent) and, in each case any Permitted Refinancing in respect of the foregoing; provided, that in each case, (i) such Indebtedness is unsecured (other than as permitted by Section 6.02), (ii) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) Holdings and its Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 6.10;

(h) unsecured Indebtedness (“Permitted Senior Debt”) of the Borrower; provided, that (i) the aggregate principal amount of Indebtedness permitted by this Section 6.01 (h) at any time outstanding shall not exceed $150,000,000 (ii) both immediately prior and after giving effect to incurring any such Indebtedness, (1) no Default shall exist or result therefrom and (2) Holdings and its Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 6.10, (iii) such Indebtedness does not mature prior to the date 91 days after the Maturity Date, and does not require any scheduled amortization or other scheduled payments of principal prior to the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (iv) hereof) and (iv) such Indebtedness has terms (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to the Borrower than the terms of senior unsecured debt securities of comparable issuers issued in the capital markets;

(i) unsecured subordinated Indebtedness (“Permitted Subordinated Debt”) of the Borrower; provided, that (i) the aggregate principal amount of Indebtedness permitted by this Section 6.01(i) at any time outstanding shall not exceed $200,000,000 (ii) both immediately prior and after giving effect to incurring any such Indebtedness, (1) no Default shall exist or result therefrom and (2) Holdings and the Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 6.10, (iii) such Indebtedness does not mature prior to the date 91 days after the Maturity Date and does not require any scheduled amortization or other scheduled payments of principal prior to the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (iv) hereof), (iv) such Indebtedness has terms (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to the Borrower than the terms of the senior subordinated debt securities of comparable issuers issued in the capital markets and (v) such Indebtedness (and any Guarantees thereof) are subordinated to the Obligations (and any refinancing thereof) on terms no less favorable to the Lenders than subordination terms customary for senior subordinated debt securities of comparable issuers issued in the capital markets or on terms reasonably acceptable to the Administrative Agent;

(j) Guarantees by Holdings, the Borrower or any of their Subsidiaries of Indebtedness (other than Permitted Project Debt) of the Borrower or any other Subsidiary otherwise permitted hereunder; provided, that (x) no guarantee of any Permitted Subordinated Debt, Permitted Senior Debt or other subordinated Indebtedness that is Material Indebtedness (or any Permitted Refinancing thereof) by any Subsidiary that is not a Loan Party shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(k) Indebtedness incurred by Holdings and its Subsidiaries representing deferred compensation to directors, officers, members of management, employees or consultants of Holdings and its Subsidiaries incurred in the ordinary course of business;

(l) Indebtedness consisting of promissory notes issued by Holdings or any of its Subsidiaries to future, present or former directors, officers, members of management, employees or consultants of Holdings or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.06;

(m) Indebtedness incurred by Holdings or any of its Subsidiaries in a Permitted Acquisition or an Asset Sale under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(n) Indebtedness consisting of obligations of Holdings or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such person in connection with the Transaction and Permitted Acquisitions;

(o) cash management obligations and Indebtedness incurred by Holdings or any of its Subsidiaries in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(p) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any of its Subsidiaries contained in supply arrangements, in each case, in the ordinary course of business;

(q) Indebtedness incurred by Holdings and its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, unemployment insurance, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to such similar reimbursement-type obligations; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(r) obligations in respect of surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(s) Indebtedness in respect of Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(t) Indebtedness in respect of any bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into the ordinary course of business;

(u) Indebtedness (other than for borrowed money) subject to Liens permitted under Section 6.02;

(v) other Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not exceeding $35,000,000 at any time outstanding;

(w) Permitted Project Debt; and

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or any income or revenues or rights in respect of any thereof now owned or hereafter acquired by it, except:

(a) Liens on property of the Borrower and the Subsidiaries existing on the Closing Date and set forth in Schedule 6.02 and modifications, refinancings, extensions, renewals and replacements thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof and (ii) the modification, refinancing, extension, renewal and replacement thereof of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 6.01;

(b) any Lien created under the Loan Documents;

(c) First Priority Liens (including, for the avoidance of doubt, in connection with the cash collateralization of any letter of credit issued under the First Lien Credit Agreement);

(d) any Lien existing on any property acquired by the Borrower or any of its Subsidiaries after the Closing Date (if such Lien existed prior to the acquisition of such asset) or existing on any property or assets of any person that becomes a Subsidiary after the Closing Date prior to the time such person becomes a Subsidiary, as the case may be and any modification, refinancing, extension, renewal and replacement thereof; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) in the case of Liens securing purchase money Indebtedness or Capital Lease Obligations, such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided, that individual financings otherwise permitted to be secured hereunder provided by one person (or its affiliates) may be cross collateralized to other such financings provided by such person (or its affiliates), (iii) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capitalized Lease Obligations, such Liens do not extend to the property of any person other than the person acquired or formed to make such acquisition and the subsidiaries of such person and (iv) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 6.01;

(e) Liens for taxes (i) which are not yet overdue for a period of more than 30 days, or, (ii) if more than 30 days overdue (x) so long as the validity or amount thereof is (A) being contested in good faith, (B) by appropriate proceedings diligently conducted and (C) with respect to which adequate reserves in accordance with GAAP have been established or (y) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords, construction contractors or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days, or, if more than 30 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(g) (i) Liens incurred in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by Holdings or any of its Subsidiaries to support the payment of the items set forth in clauses (i) and (ii) of this Section 6.02(g);

(h) (i) deposits to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature incurred in the ordinary course of business (including Hedging Agreements) and (ii) obligations in respect of letters of credit or bank guarantees that have been posted by the Borrower or any of its Subsidiaries to support the payment of items set forth in clause (i) of this Section 6.02(h);

(i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(j) purchase money security interests in property acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided, that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary; provided, that individual financings otherwise permitted to be secured hereunder provided by one person (or its affiliates) may be cross collateralized to other such financings provided by such person (or its affiliates);

(k) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(l) any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased and any Liens of such lessor’s or sublessor’s interest or title;

(m) Liens (i) on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (iv) relating to a pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such person or (v) relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(n) (i) leases, subleases, licenses or sublicenses granted to any other person in the ordinary course of business and (ii) the rights reserved or vested in any person by the terms of any lease, license, franchise, grant or permit held by Holdings or any of its Subsidiaries or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p) Liens (i) (A) on advances of cash or Permitted Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to dispose of any property in an Asset Sale permitted under Section 6.05, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(q) Liens in favor of the Borrower or any Subsidiary securing Indebtedness permitted under Section 6.04(a) or other obligations (other than

Indebtedness) owed by the Borrower or any of its Subsidiaries to the Borrower or any of its other Subsidiaries;

(r) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course or business not prohibited by this Agreement;

(t) Liens on assets of Project Subsidiaries securing Permitted Project Debt; and

(u) other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $20,000,000.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Guarantees or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as applicable.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment in any other person, or purchase or otherwise acquire all or substantially all the assets or business of any other person or assets constituting a business unit, line of business or division of another person (collectively, an “Investment”), except:

(a) (i) Investments by Holdings, the Borrower and the Subsidiaries in Holdings, the Borrower and the Subsidiaries; provided, that (i) the aggregate amount of Investments made after the Closing Date by Loan Parties in Subsidiaries of Holdings (other than D&W Railroad, LLC, so long as it is not a wholly-owned Subsidiary) that are not Loan Parties (determined without regard to any write-downs or write-offs of such Investments) shall not exceed $7,500,000 at any time outstanding; and (ii) Investments by Holdings and its Subsidiaries in D&W Railroad, LLC may not exceed the amounts required to be contributed by the Borrower to D&W Railroad, LLC pursuant to Section 3.01(b) of the Limited Liability Company Agreement of D&W Railroad, LLC dated as of December 20, 2005 as in effect on the date hereof, other than any contributions used to materially extend the rail line.

(b) Investment in assets that were Permitted Investments at the time made;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts or other disputes with, any person, in each case in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(d) Holdings and its Subsidiaries may make loans and advances in the ordinary course of business to their respective directors, officers, members of management, employees and consultants in an aggregate principal amount at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) not to exceed $7,500,000;

(e) the Borrower and the Subsidiaries may enter into Hedging Agreements that (i) are required by Section 5.10 or (ii) are not speculative in nature and are entered into to hedge or mitigate risks to which the Borrower or a Subsidiary is exposed in the conduct of its business;

(f) Permitted Acquisitions;

(g) Investments consisting of non-cash consideration received from an Asset Sale in compliance with Section 6.05;

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(i) Investments consisting of Indebtedness, Liens, sale and leaseback transactions, fundamental changes, Asset Sales and Restricted Payments permitted under Section 6.01, 6.02, 6.03, 6.05 and 6.06, respectively;

(j) Investments existing or contemplated on the date hereof and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.04;

(k) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments permitted to be made to Holdings in accordance with Section 6.06;

(l) advances of payroll payments to employees in the ordinary course of business;

(m) Guarantees by Holdings or any of its Subsidiaries of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;

(n) Investments in the ordinary course consisting of endorsements for collection or deposit; and

(o) additional Investments (net of any cash repayment of or return on such Investments theretofore received) (i) not to exceed $25,000,000 in any fiscal year (provided, that to the extent that the aggregate amount of Investments made by Holdings and its Subsidiaries in any fiscal year pursuant to this Section 6.04(o) (x) is less than the amount permitted for such fiscal year, the amount of such difference may be carried forward and used to make Investments in the succeeding fiscal years, and (y) is greater than the amount permitted for such fiscal year (including any amount carried forward pursuant to clause (x)), an amount of up to 100% of the amount otherwise permitted for the immediately succeeding fiscal year may be reallocated to such current fiscal year) and (ii) up to an amount equal to the sum of (A) the aggregate amount of Net Cash Proceeds from any issuance of Equity Interests (other than Disqualified Equity Issuances) after the Closing Date, plus (B) the Cumulative Excess Cash Flow, but only to the extent the amounts described in clauses (A) and (B) above are Not Otherwise Applied.

SECTION 6.05. Mergers, Consolidations, and Sales of Assets. (a)  Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, except:

(i) any Subsidiary may merge into (x) the Borrower in a transaction in which the Borrower is the surviving corporation or the surviving person shall expressly assume the obligations of such Borrower in a manner reasonably acceptable to the Administrative Agent, or (y) any one or more other Subsidiaries; provided, that when any such Subsidiary is a Loan Party (A) a Loan Party shall be the continuing or surviving person or (B) to the extent constituting an Investment, such Investment must be an Investment in or Indebtedness permitted by Sections 6.04 and 6.01, respectively;

(ii) the Merger;

(iii) Holdings may merge with Parent so long as (A) the continuing or surviving entity is or becomes a party to this Agreement and each other Loan Document to which Holdings is a party (in which case the term “Holdings” shall be deemed to refer to such surviving entity for all purposes of the Loan Documents) and (B) no Default exists or would result therefrom;

(iv) so long as no Event of Default exists or would result therefrom, the Borrower or any of its Subsidiaries may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04; provided, that (A) if the continuing or surviving person is a Subsidiary, such Subsidiary shall have complied with the requirements of

Section 5.09, (B) to the extent constituting an Investment, such Investment must be permitted under Section 6.04 and (C) if the Borrower is a party thereto, the Borrower shall be the continuing or surviving person or the surviving person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent;

(v) the Borrower and the Subsidiaries may consummate a merger or consolidation, the purpose of which is to effect an Asset Sale permitted pursuant to Section 6.05(b); provided, that if the Borrower is a party thereto, (A) the Borrower shall be the continuing or surviving person or the surviving person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (B) the Borrower or such continuing or surviving person shall continue to be a direct wholly owned Subsidiary of Holdings; and

(vi) the Borrower may merge with one of its Subsidiaries for the purpose of effecting an Investment permitted pursuant to Section 6.04; provided, that (A) the Borrower shall be the continuing or surviving person or the surviving person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent, and (B) the Borrower or such surviving person shall continue to be a direct wholly owned Subsidiary of Holdings.

(b)   Make any Asset Sale except:

(i) Asset Sales of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, or of property no longer used or useful in the conduct of business of the Borrower and the Subsidiaries, in each case in the ordinary course of business;

(ii) Asset Sales of inventory in the ordinary course of business;

(iii) Asset Sales to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property;

(iv) Asset Sales by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries (in each case including any such Asset Sales effected pursuant to a merger, liquidation or dissolution); provided, that if the transferor of such property is a Loan Party (x) the transferee thereof must either be the Borrower or a Subsidiary Guarantor or (y) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 6.04;

(v) Asset Sales permitted by Sections 6.04, 6.05(a) and 6.06 and Liens permitted by Section 6.02;

(vi) Asset Sales of Permitted Investments;

(vii) Asset Sales of accounts receivable in connection with the collection or compromise thereof;

(viii) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries;

(ix) transfers of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the Net Cash Proceeds therefor;

(x) Asset Sales not otherwise permitted under this Section 6.05(b); provided, that (A) at the time of such Asset Sales, no Event of Default shall exist or would result therefrom, (B) the aggregate book value of all property disposed of in reliance on this clause (x) shall not exceed $15,000,000 in any fiscal year and (C) the purchase price for such property (if in excess of $1,000,000) shall be paid to the Borrower or such Subsidiary for not less than 75% cash consideration;

(xi) Asset Sales in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Subsidiaries;

(xii) Asset Sales of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements (x) in substantially the form as such arrangements are in effect on the Closing Date or (y) to the extent that the Net Cash Proceeds of such Asset Sale are applied to prepay the Loans pursuant to Section 2.13(a);

(xiii) Asset Sales by any Subsidiary of the Borrower of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided, that (x) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor or (y) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 6.04;

(xiv) Asset Sales of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of Holdings and the Subsidiaries;

(xv) voluntary terminations of Hedging Agreements other than those required to be maintained by this Agreement; and

(xvi) the expiration of any option agreement in respect of real or personal property.

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so except:

(i)  any Subsidiary may declare and make Restricted Payments ratably to its equity holders;

(ii)  Holdings and its Subsidiaries may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests) of such person;

(iii)  so long as no Event of Default shall have occurred and be continuing or would result therefrom, Holdings may make Restricted Payments with the Net Cash Proceeds received from any issuance by Holdings of its Equity Interests (other than Disqualified Equity Interests) to the extent Not Otherwise Applied;

(iv)  on the Closing Date, Holdings and its Subsidiaries may consummate the Transaction;

(v)  to the extent constituting Restricted Payments, Holdings and its Subsidiaries may enter into transactions expressly permitted by Section 6.05 or 6.07;

(vi)  repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(vii)  Holdings may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or may make Restricted Payments to Parent to enable it to repurchase, retire or otherwise acquire or retire for value Equity Interests of Parent) held by any future, present or former director, officer, member of management, employee or consultant of Parent, Holdings or any of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing); provided, that the aggregate amount of Restricted Payments made under this clause (vii) does not exceed in any fiscal year $7,500,000 (with unused amounts in any fiscal year being carried over to the two succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $15,000,000 in any fiscal year)); and provided, further, that such amount in any fiscal year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings (or Parent) to directors, officers, members of management, employees or consultants of Parent, Holdings or of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing) that occurs after the Closing Date plus (B) the amount of any cash bonuses otherwise payable to directors, officers, members of management, employees or consultants of Parent, Holdings or any of its Subsidiaries in connection with the Transaction that are foregone in return for the receipt of Equity Interests of Holdings (or Parent) pursuant to a deferred compensation plan of such person (provided, that Consolidated EBITDA is reduced as a result thereof) plus (C) the cash proceeds of key man life insurance policies received by Parent, Holdings, the Borrower or its Subsidiaries after the Closing Date (provided, that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any fiscal year);

(viii)  the Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent):

(A)          the proceeds of which shall be used by Holdings (or Parent) to (1) pay operating expenses of Parent, Holdings and its Subsidiaries incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, employees or consultants of Parent or Holdings each to the extent attributable to the ownership or operations of the Borrower and the Subsidiaries and (2) pay its franchise or similar taxes and other similar fees, taxes and expenses required to maintain Holdings’ corporate existence;

(B)           the proceeds of which will be used by Holdings (or Parent) to make Restricted Payments permitted by clause (vii) above;

(C)           to finance any Investment permitted to be made pursuant to Section 6.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings (or Parent) shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or one of its Subsidiaries or (2) the merger (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or one of its Subsidiaries in order to consummate such Permitted Acquisition;

(D)          the proceeds of which shall be used by Holdings (or Parent) to pay fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement;

(E)           the proceeds of which shall be used to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings (or Parent) or its Subsidiaries;

(F)           the proceeds of which shall be used by Holdings (or Parent) to pay customary salary, bonuses and other benefits payable to officers and employees of Holdings (or Parent) to the extent such salaries, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrower and the Subsidiaries;

(G)           the proceeds of which shall be used by Holdings (or Parent) to pay amounts owing pursuant to the Sponsor Agreement, tax sharing agreements, and other amounts of the type described in Section 6.07, in each case to the extent the applicable payment would be permitted under Section 6.07 if such payment were to be made by the Borrower or its Subsidiaries;

(H)          the proceeds of which are used to make Tax Distributions;

(I)            the proceeds of which are used to make Specified Tax Payments; and

(ix)  in addition to the foregoing, so long as no Event of Default has occurred and is continuing, Holdings may make other Restricted Payments in an amount not exceeding applicable CECF Percentage of the Cumulative Excess Cash Flow that is Not Otherwise Applied.

(b)   Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(i)   the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or

(ii)  the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, that

(A)          the foregoing shall not apply to

(1)           restrictions and conditions imposed by law or by any Loan Document or the First Lien Credit Agreement,

(2)           customary restrictions and conditions contained in agreements relating to an Asset Sale of a Subsidiary or any property pending such sale, provided such restrictions and conditions apply only to the Subsidiary or property that is to be sold,

(3)           restrictions and conditions imposed on (x) any Foreign Subsidiary by the terms of any Indebtedness of such

Foreign Subsidiary permitted to be incurred hereunder or (y) any Project Subsidiary by the terms of the documentation governing any Permitted Project Debt of such Project Subsidiary,

(4)           restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,

(5)           are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such person becoming a Subsidiary,

(6)           restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Subsidiary of the Borrower that is not a Loan Party, which Indebtedness is permitted by Section 6.01,

(7)           are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04 or to D&W Railroad, LLC (so long as it is not a wholly owned Subsidiary) and applicable solely to such joint venture entered into in the ordinary course of business or to D&W Railroad, LLC (so long as it is not a wholly owned Subsidiary), and

(8)           are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis; and

(B)           clause (i) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof.

SECTION 6.07. Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) Holdings or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to Holdings or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) Holdings and its Subsidiaries may pay fees (so long as no Event of Default has occurred under clauses (g)(i) and (h) of Article VII) and pay, expenses and make indemnification payments to the Sponsor pursuant to and in accordance with the Sponsor Agreement; provided, that no Event of Default under clauses (g)(i) or (h) of Article VII has occurred and is continuing;

(c) the payment of fees and expenses in connection with the consummation of the Transaction;

(d) issuances by Holdings and the Subsidiaries of Equity Interests not prohibited under this Agreement;

(e) customary fees payable to any directors of Holdings and Parent and reimbursement of reasonable out-of-pocket costs of the directors of Holdings and Parent, in the case of Parent to the extent attributable to the operations of Holdings and its Subsidiaries);

(f) employment and severance arrangements entered into by Holdings and its Subsidiaries with their officers and employees in the ordinary course of business;

(g) payments by Holdings and its Subsidiaries to each other pursuant to tax sharing agreements among Holdings and its Subsidiaries on customary terms;

(h) the payment of customary fees and indemnities to directors, officers and employees of Holdings and its Subsidiaries in the ordinary course of business;

(i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(j) Restricted Payments permitted under Section 6.06;

(k) payments by Holdings and its Subsidiaries to the Sponsor made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of Holdings, in good faith; and

(l) loans and other transactions among Holdings and its Subsidiaries to the extent permitted under this Article VI.

SECTION 6.08. Business of Holdings, Borrower and Subsidiaries. (a)  With respect to Holdings, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and liabilities and activities incidental thereto including its liabilities pursuant to the Loan Documents, the First Lien Credit Agreement and related loan documents, the Purchase Agreement and the related Transactions and any transactions Holdings is permitted to engage in pursuant to this Article 6.

(b)   With respect to the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business conducted by it on the Closing Date (after giving effect to the Transactions) and business activities reasonably incidental, ancillary or related thereto.

SECTION 6.09. Other Indebtedness and Agreements. (a)  Permit any waiver, supplement, modification, amendment, termination, release, refinancing or refunding of (i) the First Lien Credit Agreement and the First Lien Guarantee and Collateral Agreement except to the extent such waiver, supplement, modification, amendment, termination, release, refinancing or refunding is effected in accordance with the Intercreditor Agreement or (ii) the provisions with respect to the payment of fees set forth in the Sponsor Agreement, in each case if the effect of such waiver, supplement, modification, amendment, termination or release is adverse in any material respect to the interests of the Lenders.

(b)   (i)  Except for regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Permitted Subordinated Debt or Permitted Senior Debt, (other than with (x) the Net Cash Proceeds of a Qualified Public Offering, to the extent Not Otherwise Applied and provided, that no Default has occurred and is continuing, (y) the proceeds of any Permitted Refinancing of any of the foregoing, or (z) the Net Cash Proceeds of any issuance of Equity Interests of Holdings (other than a Qualified Public Offering or Disqualified Equity Interests) to the extent Not Otherwise Applied or the conversion of any such Indebtedness to Equity Interests).

SECTION 6.10. Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the end of any fiscal quarter ending on or after September 30, 2006, to be greater than the ratio set forth below opposite the fiscal quarter end:

Fiscal Quarter Ending	Ratio

on or prior to December 31, 2008	7.00 to 1.0
thereafter but on or prior to December 31, 2010	6.75 to 1.0
after December 31, 2010	6.50 to 1.0

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of interest on any Loan or any Fee or other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f) (i) Holdings, the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material

Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; provided, further, that an Event of Default under and as defined in the First Lien Credit Agreement (a “First Lien Event of Default”) shall not in and of itself constitute an Event of Default under this paragraph unless (x) such First Lien Event of Default shall not be cured or waived within a period of 45 days following the occurrence thereof or (y) the loans under the First Lien Credit Agreement accelerate or mature or the commitments thereunder terminate as a result of such First Lien Event of Default or the lenders, the administrative agent or the collateral agent under the First Lien Credit Agreement exercise any remedies as a result of such First Lien Event of Default;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount exceeding $25,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $25,000,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(l) other than with respect to de minimis items of Collateral not exceeding $1 million in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected, second priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on the securities, assets or properties purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent as defined in the First Lien Credit Agreement to maintain possession of certificates representing securities pledged under the First Lien Guarantee and Collateral Agreement or the failure of the Collateral Agent to file or record any document delivered to it for filing or recording;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 6.10 as of the end of any fiscal quarter, Holdings shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 20 days after the date the certificate calculating such financial covenant is required to be delivered pursuant to Section 5.04(c)) to (i) issue Qualified Capital Stock for cash or otherwise receive cash contributions to the common equity of Holdings and (ii) contribute the Net Cash Proceeds therefrom (the “Cure Amount”) to the Borrower as common equity (which proceeds are Not Otherwise Applied), and thereupon such financial covenants shall be recalculated giving effect to the following pro forma adjustments: (i) Consolidated EBITDA shall be increased, for all purposes of this Agreement (other than the computation of Total Leverage Ratio for the purposes of determining Applicable Percentage, CECF Percentage and ECF Percentage), including determining compliance or Pro Forma Compliance with Section 6.10 as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter by an amount equal to the Cure Amount; and (ii) if, after giving effect to the foregoing recalculations (but not, for the avoidance doubt, taking into account any repayment of Indebtedness in connection therewith), the requirements of such financial covenant shall be satisfied, then the requirements of such financial covenant shall be deemed satisfied as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenant that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (x) in each four fiscal quarter period there shall be a period of at least one fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with such financial covenant and (z) upon Administrative Agent’s receipt of a notice from Holdings or the Borrower that Holdings intends to exercise the Cure Right, until the 20th day following date of delivery of the certificate under Section 5.04(c), none of Administrative Agent or any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of Administrative Agent, Collateral Agent or any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 6.10.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The Lenders acknowledge and agree that the Collateral Agent shall also act, subject to and in accordance with the terms of the Intercreditor Agreement, as the collateral agent for the lenders under the First Lien Credit Agreement.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith or willful misconduct or material breach of the Loan Documents. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying in writing the Lenders and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under clauses (g)(i) or (h) of Article VII), to appoint a successor which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000 and which shall otherwise be approved by the Borrower, such approval not to be unreasonably withheld or delayed (and shall not be required if an Event of Default has occurred and is continuing under clause (g)(i) or (h) of Article VII). Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)   if to the Borrower or Holdings, to it at 21050 140th Street, Iowa Falls, IA 50126, Attention of: J.D. Schlieman and Tim Callahan (Fax No. (641) 648-8925)), cc: (which shall not constitute notice) Angela Fontana, Esq., Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, TX 75201;

(b)   if to Credit Suisse as an Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

(c)   if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided, that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.04(c) unless otherwise agreed by the Applicable Agent; provided, further, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)   Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), provided, that the consent of the Borrower shall not be required to any such assignment (A) made to a Lender (other than to Disqualified Institutions) or an Affiliate or Related Fund of a Lender (other than to Disqualified Institutions) or (B) during the continuance of any Event of Default arising under paragraph (b), (c), (g)(i), or (h) of Article VII, (ii) (A) in the case of any assignment, other than assignments to any Lender or any Affiliate or Related Fund thereof, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent)

shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender’s Commitment or Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Commitment or Loans), provided, however, that simultaneous assignments to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to a Lender (other than to Disqualified Institutions) or any Affiliate or Related Fund thereof (other than to Disqualified Institutions), after giving effect to such assignment, the aggregate Commitments or Loans, as applicable, of the assigning Lender and its Affiliates and Related Funds shall be zero or not less than $1,000,000 and the aggregate Commitments or Loans, as applicable, of the assignee Lenders and their Affiliates and Related Funds shall be not less than $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion, provided, that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (iv) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.

(c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment or the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04, the Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Intercreditor Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Commitment of, and principal amount of the Loans (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)   Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and the Borrower to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)   Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other persons (other than to Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.20, only if such participant shall have provided any form of information that it would have been required to provide under such Section if it were a Lender), (iv) such Lender shall maintain a Register substantially in the form described in Section 9.04(d) (the “Participant Register”) and (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). Each Lender selling a participation to a participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation, and (ii) shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.20(e) hereof, prior to the times such participant receives payments with respect to such participation, as if such participant was a Lender hereunder.

(g)   Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)   Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder and (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j)   Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.05(a)) without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity. (a)  The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Arrangers, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, reasonable fees, disbursements and other charges of one outside counsel and one local counsel in any jurisdiction as the Arrangers, the Administrative Agent, the Collateral Agent or any Lender determine to be reasonably necessary.

(b)   The Borrower and Holdings agree, jointly and severally, to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing persons and their successors and assigns (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one primary counsel and one local counsel to the Indemnitees taken as a whole in each relevant jurisdiction; provided, that if (a) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (b) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction, and liabilities of such Indemnitee arising out of or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facility), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or the Subsidiaries; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or its Related Parties) or material breach of its (or its Related Parties’) obligations hereunder or relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrower after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer.

(c)   To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its

capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the Loans at the time.

(d)   To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)   The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a)  No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or forgive any such payment or any part thereof, or decrease any prepayment premium payable under Section 2.11 or 2.12(b) or the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (it being understood that any change to the component definitions of the financial covenants contained in Article VI shall only require the consent of the Borrower and the Required Lenders), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) (it being understood that any change to Section 6.05 shall only require approval of the Required Lenders) or the provisions of this Section (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted in the Intercreditor Agreement), without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof and this Section may be amended to reflect such extension of credit); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the

Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a)  Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b)   Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent, Collateral Agent or Lender that discloses any Information pursuant to this clause (c) shall provide Borrower and Holdings with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other

Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 (or as otherwise may be acceptable to Borrower and Holdings), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower, any Subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of Holdings or the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that is publicly available to the Administrative Agent, the Collateral Agent or any Lender, other than by reason of disclosure by Administrative Agent, the Collateral Agent or any Lender. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.18. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF JUNE 30, 2006 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE BORROWER, HOLDINGS, THE SUBSIDIARIES OF THE BORROWER PARTY THERETO, CREDIT SUISSE, AS FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN), AND CREDIT SUISSE, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN). EACH LENDER HEREUNDER (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (D) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE FIRST LIEN CREDIT AGREEMENT TO EXTEND CREDIT TO THE BORROWER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HAWKEYE INTERMEDIATE, LLC,

by
/s/ Bruce Rastetter
Name: Bruce Rastetter
Title: Chief Executive Officer

THL-HAWKEYE ACQUISITION LLC,

by
/s/ Bruce Rastetter
Name: Bruce Rastetter
Title: Chief Executive Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent,

by
/s/ James Moran
Name: James Moran
Title: Managing Director

by
/s/ Gregory S. Richards
Name: Gregory S. Richards
Title: Associate

SIGNATURE PAGE TO THE
HAWKEYE INTERMEDIATE, LLC
SECOND LIEN CREDIT AGREEMENT
DATED AS OF JUNE 30, 2006

MORGAN STANLEY SENIOR FUNDING, INC.
as a Lender,

By
/s/ John McCann
Name: John McCann
Title: Vice President

BANC OF AMERICA BRIDGE LLC,
as a Lender,

By
/s/ Robert Klawinski
Name: Robert Klawinski
Title: Senior Vice President

DISCLOSURE SCHEDULES

TO

SECOND LIEN CREDIT AGREEMENT

AMONG

HAWKEYE INTERMEDIATE, LLC,

THL — HAWKEYE ACQUISITION LLC
(to be merged with and into HAWKEYE RENEWABLES, LLC),

THE LENDERS PARTY HERETO

and

CREDIT SUISSE,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

BANC OF AMERICA SECURITIES LLC,

as Joint Arrangers and Joint Bookrunners

Dated as of June 30, 2006

DISCLOSURE SCHEDULES

INTRODUCTION

These disclosure schedules (the “Disclosure Schedules”) are attached to and form a part of the Second Lien Credit Agreement, dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hawkeye Intermediate, LLC, a Delaware limited liability company (“Holdings”), THL—Hawkeye Acquisition LLC, a Delaware limited liability company (“Merger Sub”) to be merged with and into Hawkeye Renewables, LLC, a Delaware limited liability company (the “Company”), the lenders thereto (the “Lenders”), and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.  Unless otherwise defined in these Disclosure Schedules, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

The Disclosure Schedules are qualified in their entirety by reference to specific provisions of the Credit Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except and to the extent provided in the Credit Agreement.  If a disclosure is made in one of the Disclosure Schedules, such disclosure shall be deemed to have also been made in each other Disclosure Schedule to which such disclosure relates, whether or not such Disclosure Schedule is cross-referenced, provided, that it is readily apparent that such disclosure relates to such schedule.  Inclusion of information herein shall not be construed as an admission that such information is material to the Company or any of the Subsidiaries of the Company, or an admission of any obligation or liability to any third party.

Any description of any document included in these Disclosure Schedules is qualified in all respects by reference to such document.  Headings and text have been inserted on the Disclosure Schedules for convenience of reference and description only and shall to no extent have the effect of amending or changing the express description of any Disclosure Schedule as set forth in the Credit Agreement.

1

SCHEDULES

Schedule 1.01(a)	—	Subsidiary Guarantors
Schedule 1.01(b)	—	Mortgaged Property
Schedule 1.01(c)	—	Disqualified Institutions
Schedule 2.01	—	Lenders and Commitments
Schedule 3.08	—	Subsidiaries
Schedule 3.09	—	Litigation
Schedule 3.17(a)	—	UCC Filing Offices
Schedule 3.17(c)	—	Mortgage Filing Offices
Schedule 3.18(a)	—	Owned Real Property
Schedule 3.18(b)	—	Leased Real Property
Schedule 4(d)	—	Local Counsel
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens

2

Schedule 1.01(a)

Subsidiary Guarantors

NONE

3

Schedule 1.01(b)

Mortgaged Property

Name	Address of Owned Property
Hawkeye Renewables, LLC	Iowa Falls Facility 21050 140th Street Iowa Falls, IA 50126
Hawkeye Renewables, LLC	Fairbanks Facility 1277 102nd Street Fairbanks, IA 50629

4

Schedule 1.01(c)

Disqualified Institutions

NONE

5

Schedule 2.01

Lenders and Commitments

Lender	Second Lien Term Loan Commitment
Credit Suisse, Cayman Islands Branch	$ 56,250,000
Banc of America Bridge LLC	$ 56,250,000
Goldman Sachs Credit Partners L.P.	$ 30,000,000
Morgan Stanley Senior Funding, Inc.	$ 7,500,000
TOTAL	$150,000,000

6

Schedule 3.08

Subsidiaries

Name	Subsidiary	Ownership Percentage
Hawkeye Intermediate, LLC	Hawkeye Renewables, LLC	100%

Hawkeye Renewables, LLC	D&W Railroad, LLC(1)	63.52%

(1)           36.48% owned by Transco Railway Products, Inc.

7

Schedule 3.09

Litigation

NONE

8

Schedule 3.17(a)

UCC Filing Offices

Delaware Secretary of State

Buchanan County, IA

Fayette County, IA

Hardin County, IA

9

Schedule 3.17(c)

Mortgage Filing Offices

Buchanan County, IA

Fayette County, IA

Hardin County, IA

10

Schedule 3.18(a)

Owned Real Property

Name	Address of Owned Property
Hawkeye Renewables, LLC	Iowa Falls Facility 21050 140th Street Iowa Falls, IA 50126
Hawkeye Renewables, LLC	Fairbanks Facility 1277 102nd Street Fairbanks, IA 50629

11

Schedule 3.18(b)

Leased Real Property

NONE

12

Schedule 4(d)

Local Counsel

Thomas D. Johnson

BrownWinick

666 Grand Avenue, Suite 2000

Des Moines, IA 50309

Direct Dial: (515) 242-2414

Direct Facsimile: (515) 323-8514

Email: johnson@ialawyers.com

13

Schedule 6.01

Existing Indebtedness

NONE

14

Schedule 6.02

Existing Liens

Jurisdiction	Debtor and Address	Secured Party and Address	File Date	File Number	Type	Collateral
Hawkeye Renewables, LLC
Delaware Secretary of State	Hawkeye Renewables, LLC 1277 - 102nd Street Fairbanks, IA 50629	Bankers Leasing Company 10052 Justin Dr, Suite A Urbandale, IA 50322	03/07/06	60780213	UCC-1	Equipment
Delaware Secretary of State	Hawkeye Renewables, LLC 21050 140th Street Iowa Falls, IA 50126	Deere Credit Inc. 6400 NW 86th Street Johnston, IA 50131	04/04/06	61119577	UCC-1	John Deere Equipment owned by Secured Party
THL-Hawkeye Acquisition LLC
None.
Hawkeye Intermediate, LLC
None.

15

EXHIBIT A

to the Second Lien Credit Agreement

FORM OF

ADMINISTRATIVE QUESTIONNAIRE

HAWKEYE RENEWABLES, LLC

Agent Information	Agent Closing Contact
Credit Suisse
Eleven Madison Avenue	Tel:
New York, NY 10010	Fax:
E-Mail:

Agent Wire Instructions
Bank of New York
ABA 021000018
Account Name:
Account Number:

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly.  If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

•	Signing Credit Agreement	☐ Yes	☐ No
•	Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods:  Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

A-2

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following two tax forms, as applicable to your institution:  a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), in each case claiming complete exemption from U.S. federal withholding tax.

If your institution is claiming complete exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, with respect to payments of “portfolio interest”, you must complete the following two tax forms: a.) Exhibit G (Non-Bank Certificate) and b.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement claiming complete exemption from U.S. federal withholding tax.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we request that you submit an original Form W-9.

A-3

Pursuant to the language contained in the Section 2.20 (“Taxes”) of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or before the date your institution becomes a party to the Credit Agreement.  Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-4

Exhibit B

to the Second Lien Credit Agreement

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Lien Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Lien Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Second Lien Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

3.	Borrower (the “Borrower”):	Hawkeye Renewables, LLC

4.	Administrative Agent:	Credit Suisse, as the Administrative Agent under the Second Lien Credit Agreement

5.	Second Lien Credit Agreement:

The $150,000,000 Second Lien Credit Agreement dated as of June 30, 2006, among THL-Hawkeye Acquisition LLC (to be merged with and into Hawkeye Renewables, LLC), Hawkeye Intermediate, LLC the Lenders party thereto, Credit Suisse, as Administrative Agent and Collateral Agent for the Lenders

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Loan for all Lenders	Amount of Loan Assigned	Percentage Assigned of Loan(1)	CUSIP Number

7.	Effective Date of Assignment (the “Effective Date”):	________________, 20___(2)

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR,

NAME OF ASSIGNOR,
By

Title:

(1)           Set forth, to at least 9 decimals, as a percentage of the Second Lien Credit Agreement of all Lenders thereunder.

(2)           To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefore.

ASSIGNOR,

NAME OF ASSIGNOR,
By

Title:

Consented to and Accepted:

CREDIT SUISSE, as Administrative Agent

by

Title:

[Consented to:

HAWKEYE RENEWABLES, LLC, as Borrower

By

Title:]

[Consented to:

CREDIT SUISSE, as an Issuing Bank

By

Title:

By

Title:]

[Consented to:

CREDIT SUISSE, as Swingline Lender

By

Title:

By

Title:]

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

Representations and Warranties.

Assignors.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Lien Credit Agreement (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Second Lien Credit Agreement, or any other collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary, or any other person or any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under the Second Lien Credit Agreement or any other Loan Document

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Second Lien Credit Agreement, (ii) it is an Eligible Assignee, legally authorized to enter into this Assignment and Acceptance, (iii) from and after the Effective Date, it shall be bound by the provisions of the Second Lien Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Second Lien Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05(a) thereof or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.20(e) or 2.20(f) of the Second Lien Credit Agreement, as applicable, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Second Lien Credit Agreement are required to be performed by it as a Lender.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

to the Second Lien Credit Agreement

FORM OF
BORROWING REQUEST

Credit Suisse, as Administrative Agent
Eleven Madison Avenue
New York, New York  10010

ATTN: Agency Group

[DATE]1

Ladies and Gentlemen:

The undersigned, HAWKEYE RENEWABLES, LLC, a Delaware limited liability holding company (the “Borrower”), refers to the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HAWKEYE INTERMEDIATE, LLC (“Holdings”), the Borrower, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection with such borrowing sets forth below the terms on which the Borrowing is requested to be made:

(A)	Type of Borrowing:[2]
(B)	Date of Borrowing:[3]
(C)	Account Number and Location:
(D)	Principal Amount of Borrowing:
(E)	Interest Period:[4]

1               Must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m. (New York City time), three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m. (New York City time), one Business Day before a proposed Borrowing, in each case to be promptly confirmed by hand delivery or fax.

2               Specify either a Eurodollar Borrowing or an ABR Borrowing.

3               Date of Borrowing must be a Business Day.

4               If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

C-1

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Article IV of the Credit Agreement have been satisfied.

HAWKEYE RENEWABLES, LLC

by

Name:
Title:

C-2

EXHIBIT D

SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT

dated as of

June 30, 2006,

among

HAWKEYE INTERMEDIATE, LLC,

THL-HAWKEYE ACQUISITION LLC
(to be merged with and into HAWKEYE RENEWABLES, LLC),

the Subsidiaries of HAWKEYE RENEWABLES, LLC

from time to time party hereto

and

CREDIT SUISSE,

as Collateral Agent

THIS IS THE SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT REFERRED TO IN (A) THE FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG THL-HAWKEYE ACQUISITION LLC (TO BE MERGED WITH AND INTO HAWKEYE RENEWABLES, LLC), HAWKEYE INTERMEDIATE, LLC, CERTAIN SUBSIDIARIES OF HAWKEYE RENEWABLES, LLC AND CREDIT SUISSE, (B) THE INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG THL-HAWKEYE ACQUISITION LLC (TO BE MERGED WITH AND INTO HAWKEYE RENEWABLES, LLC), HAWKEYE INTERMEDIATE, LLC, CERTAIN SUBSIDIARIES OF HAWKEYE RENEWABLES, LLC AND CREDIT SUISSE AND (C) THE OTHER SECURITY INSTRUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

TABLE OF CONTENTS

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ARTICLE I

Definitions

SECTION 1.01.	Second Lien Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	6
SECTION 2.02.	Guarantee of Payment	7
SECTION 2.03.	No Limitations, Etc	7
SECTION 2.04.	Reinstatement	8
SECTION 2.05.	Agreement To Pay; Subrogation	8
SECTION 2.06.	Information	9

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	9
SECTION 3.02.	Delivery of the Pledged Collateral	10
SECTION 3.03.	Representations, Warranties and Covenants	10
SECTION 3.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	12
SECTION 3.05.	Registration in Nominee Name; Denominations	12
SECTION 3.06.	Voting Rights; Dividends and Interest, Etc	12

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	14
SECTION 4.02.	Representations and Warranties	15
SECTION 4.03.	Covenants	17
SECTION 4.04.	Other Actions	20
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	21

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Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

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SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT dated as of June 30, 2006 (this “Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), THL-HAWKEYE ACQUISITION LLC, a Delaware limited liability company to be merged with and into HAWKEYE RENEWABLES, LLC (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE (“Credit Suisse”), as second lien collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the First Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “First Lien Administrative Agent”) and as the first lien collateral agent (in such capacity, the “First Lien Collateral Agent”) , (b) the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and as the Collateral Agent, (c) the First Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Guarantee and Collateral Agreement”), among Holdings, the Borrower, the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as the First Lien Collateral Agent, and (d) the Intercreditor Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Holdings, the Borrower, the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse, in its capacities as the Collateral Agent and as the First Lien Collateral Agent.

The Lenders have agreed to make loans to the Borrower pursuant to, and upon the terms and conditions specified in, the Second Lien Credit Agreement.  The obligations of the Lenders to make such loans to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I).  Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the making of loans to the Borrower pursuant to the Second Lien Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make such loans.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Second Lien Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Second Lien Credit Agreement.  All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein.  All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Second Lien Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

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“Excluded Collateral” shall mean (A) all cash and cash equivalents, (B) any deposit and securities accounts, (C) all vehicles, (D) any general intangibles or other rights arising under contracts, instruments, licenses, license agreements or other documents if, and only to the extent that, the grant of a security interest would (x) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (y) give any other party to such contract, instrument, license, license agreement or other document the right to terminate its obligations thereunder (provided, however, that any portion of any such general intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above), (E) any letter of credit rights to the extent any Grantor is required by applicable law to apply the proceeds of such letter of credit rights for a specified purpose, (F) investment property consisting of voting Equity Interests of any non-U.S. Subsidiary in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such non-U.S. Subsidiary entitled to vote, (G) Equity Interests in Project Subsidiaries prior to the payment in full of all Permitted Project Debt of such Project Subsidiary or (H) those assets as to which the Collateral Agent reasonably determines that the costs of obtaining a security interest therein are excessive in relation to the benefit to the Lenders of the security afforded thereby.

“Discharge of First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the preliminary statement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“First Lien Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement.

“First Lien Loan Documents” shall have the meaning assigned to the term “Loan Documents” in the First Lien Credit Agreement.

“First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Priority Liens” shall have the meaning assigned to such term in the Intercreditor Agreement.

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“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Investment Property” shall mean a security, whether certificated or uncertificated, security entitlement, commodity contract, or commodity account.

 “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Second Lien Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Second Lien Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any

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counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the permitted successors and assigns of each of the foregoing.

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“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” shall mean any of the following:  (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Unfunded Advances/Participations” shall mean with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Second Lien Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment

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from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.02. Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc.  (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14 (and as otherwise required by applicable law), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement) or any other agreement, including with respect to the release of any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the

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Loan Document Obligations in accordance with Section 7.14).  Each Guarantor expressly authorizes the Collateral Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full of all the Loan Document Obligations in accordance with Section 7.14.  The Collateral Agent and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Loan Document Obligations have been fully and indefeasibly paid in accordance with Section 7.14 in full.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent) for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation,

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contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates, if any, representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary owned directly by such Grantor (and shall exclude any Equity Interests owned by a Subsidiary that is that is not a Grantor), (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities, if any (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.06, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above, other than any Excluded Collateral, being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 3.02. Delivery of the Pledged Collateral.  (a)  Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, acting as a gratuitous bailee of the Collateral Agent) any and all certificates, instruments or other documents, if any, representing or evidencing Pledged Securities.

(b) Upon delivery to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, acting as a gratuitous bailee of the Collateral Agent), (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

(c) In accordance with the terms of the Intercreditor Agreement, all Pledged Collateral delivered to the First Lien Collateral Agent shall be held by the First Lien Collateral Agent as gratuitous bailee for the Second Lien Secured Parties (as defined in the Intercreditor Agreement) solely for the purpose of perfecting the security interest therein granted under this Agreement.

SECTION 3.03. Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law;

(c) except for the security interests granted hereunder and under the First Lien Guarantee and Collateral Agreement (or otherwise permitted under the First Lien Credit Agreement and the Second Lien Credit Agreement), each Grantor (i) is and, subject to any transfers made in compliance with the First Lien Credit Agreement and the Second Lien Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all

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Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the First Lien Credit Agreement and the Second Lien Credit Agreement, and (iv) subject to Section 3.06, will use commercially reasonable efforts to cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by the Loan Documents, the First Lien Loan Documents or securities or other applicable laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral issued by a Subsidiary is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents or the First Lien Loan Documents), however arising, of all persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by each Grantor of this Agreement and the Lien priorities set forth in the Intercreditor Agreement, when any Pledged Securities are delivered to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, acting as a gratuitous bailee of the Collateral Agent) in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected second priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, prior to any other Lien on any of the Pledged Securities other than the First Priority Liens and any Liens expressly permitted pursuant to Section 6.02 of the Second Lien Credit Agreement that have priority as a matter of law; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary to perfect the Lien on the Pledged Collateral has been duly taken.

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SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests.  (a)  With respect to each interest in any Limited Liability Company or Limited Partnership pledged hereunder that is represented by a certificate, such certificate and the organizational documents of such Limited Liability Company or Limited Partnership shall include an express provision providing that each interest in such entity “is a security governed by Article 8 of the Uniform Commercial Code in effect in the State of New York” on the date hereof.

(b) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the interest in D&W Railroad, LLC shall not be represented by a certificate as of the date hereof and each Grantor agrees not to take any action to cause such interests to be so certificated unless the certificates evidencing such interests shall be simultaneously pledged and delivered to the Collateral Agent hereunder, in compliance with clause (a) above.

SECTION 3.05. Registration in Nominee Name; Denominations.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), at any time after the Discharge of First Lien Obligations, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement:

(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Second Lien Credit Agreement and the other Loan Documents.
(ii)   The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.
(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities (other than any noncash dividends,

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interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities) to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Second Lien Credit Agreement, the other Loan Documents and applicable law.  This paragraph (iii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries of property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Collateral Agent, specifically referring to this Section 3.06 at the time of such dividend and takes any actions the Collateral Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors in writing of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and, subject to the rights of the First Lien Collateral Agent and the obligations of the Grantors under the First Lien Loan Documents and the Intercreditor Agreement, shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become, subject to the rights of the First Lien Collateral Agent and the obligations of the Grantors under the First Lien Loan Documents and the Intercreditor Agreement, vested in the Collateral Agent, which shall have the sole and exclusive right and authority to

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exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) shall be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other different rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, but excluding any Excluded Collateral (collectively, the “Article 9 Collateral”):

(i)                                     all Accounts;
(ii)                                  all Chattel Paper;
(iii)                               all Documents;
(iv)                              all Equipment;
(v)                                 all General Intangibles;
(vi)                              all Instruments;
(vii)                           all Inventory;
(viii)                        all Investment Property;
(ix)                                all Letter-of-Credit Rights;
(x)                                   all Commercial Tort Claims;

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(xi)                                all books and records pertaining to the Article 9 Collateral; and
(xii)                             to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b) Each Grantor hereby authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as all assets of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including  (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(b) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative

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Agent and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Second Lien Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  Each Grantor represents and warrants that, to the extent the Article 9 Collateral consists of Intellectual Property, a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to each of the First Lien Credit Agreement and the Second Lien Credit Agreement as Exhibits H-1 through H-3, and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions.

(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The

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Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Second Lien Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 6.02 of the Second Lien Credit Agreement.  As of the date hereof, no Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted pursuant to Section 6.02 of the Second Lien Credit Agreement.  As of the date hereof, no Grantor holds any Commercial Tort Claims in an amount in excess of $1,000,000 individually, or $5,000,000 in the aggregate except as otherwise indicated by any such Grantor to the Collateral Agent.

SECTION 4.03. Covenants.  (a)  Each Grantor agrees to notify the Collateral Agent of any change in (i) its legal name, (ii) its identity or type of organization, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization.  Each Grantor agrees to provide certified organizational documents reflecting any of the changes described in the first sentence of this paragraph reasonably requested by the Collateral Agent.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or promptly after such change all filings will be made) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral.  Each Grantor agrees to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with Section 5.07 of the Second Lien Credit Agreement, and, at such time or times as the Collateral Agent may reasonably request, to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c) Each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all persons

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and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Second Lien Credit Agreement.

(d) Each Grantor agrees, upon written request by the Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged and delivered to the Collateral Agent pursuant to Section 3 hereof, duly endorsed in a manner reasonably satisfactory to the Collateral Agent; provided that prior to the Discharge of First Lien Obligations, such delivery shall be made to the First Lien Collateral Agent, acting as gratuitous bailee.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s reasonable judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 15 Business Days after it has been notified in writing by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the Collateral Agent’s conclusions with respect to such Collateral.  Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct, in all material respects, with respect to such Collateral within 30 days after the date it has been notified in writing by the Collateral Agent of the specific identification of such Collateral.

(e) The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall, in accordance with Section 5.07 of the Second Lien Credit Agreement, have the right, at the applicable Grantor’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

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(f) At its option, but only following three days written notice to each Grantor of its intent to do so, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.02 of the Second Lien Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Second Lien Credit Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(h) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as permitted by the Second Lien Credit Agreement or otherwise agreed in writing by the Collateral Agent.  No Grantor shall make or permit to be made any transfer of the Article 9 Collateral except as permitted by the Second Lien Credit Agreement.

(i) At any time following the occurrence and during the continuance of an Event of Default, no Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon.

(j) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the Second Lien Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain

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or maintain any of the policies of insurance required under the Second Lien Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments in excess of $1,000,000 individually, or $5,000,000 in the aggregate such Grantor shall forthwith endorse and assign the same to the Collateral Agent (and deliver the same to the Collateral Agent or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, as gratuitous bailee), accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse and assign the same to the Collateral Agent (and deliver the same to the Collateral Agent or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, as gratuitous bailee), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent or, prior to the Discharge of First Lien Obligations, to the First Lien Collateral Agent, as gratuitous bailee, control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the

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Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit in excess of $1,000,000 individually, or $5,000,000 in the aggregate, now or hereafter issued in favor of such Grantor, such Grantor shall notify the Collateral Agent thereof and, at the reasonable request and option of the Collateral Agent, and, subject to the rights of the First Lien Collateral Agent and the obligations of the Grantors under the First Lien Loan Documents and the Intercreditor Agreement, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $1,000,000 individually, or $5,000,000 in the aggregate, the Grantor shall notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall use commercially reasonable efforts to continue to mark any products covered by such a Patent with the relevant patent number as necessary to establish and preserve its rights under applicable patent laws.

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(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) material to the conduct of its business with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly notifies (which notice may be given after such filing) the Collateral Agent, and, upon written request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement terminates.

(f) Each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of

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applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall, if consistent with good business judgment, sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other commercially reasonable actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, at the written request of the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral without breach of the peace, to, subject to the terms of any related lease agreement, enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such

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commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor ten days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant

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to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Any remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.

SECTION 5.02. Application of Proceeds.  Subject to the Intercreditor Agreement, unless otherwise set forth in the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and out-of-pocket expenses of its agents and one legal counsel in each jurisdiction, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or out-of-pocket expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations;

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the Second Lien Collateral Agent, in accordance with the Intercreditor Agreement; and

FIFTH, to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or

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purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled (subject to the terms of the Intercreditor Agreement) to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the termination of this Agreement), nonexclusive license, subject in all respects to any existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a

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public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.15, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination.  (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the

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Loan Document Obligations as determined in accordance with Section 7.14.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to any Subsidiary that is not a Loan Party shall be subordinated to the indefeasible payment in full of the Loan Document Obligations (it being understood that so long as no Event of Default is continuing, payments may be made in respect of such Indebtedness).

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Second Lien Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Second Lien Credit Agreement.

SECTION 7.02. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on their behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Second Lien Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

SECTION 7.03. Binding Effect; Several Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as contemplated or permitted by this Agreement or the

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Second Lien Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.04. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Collateral Agent’s Fees and Expenses; Indemnification.  (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Second Lien Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one primary counsel and one local counsel to the Indemnitees (taken as a whole) in each relevant jurisdiction; provided, that if (a) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (b) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction) and liabilities arising out of or in connection with the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or material breach of its obligations hereunder.  To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.05 shall survive termination of this Agreement or any other Loan Document,

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the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document.

SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.  The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

SECTION 7.07. Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment.  (a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or

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thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender may have had notice or knowledge of such Default at the time.  Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Second Lien Credit Agreement.

SECTION 7.09. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 7.11. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.12. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process.  (a) Each of the Grantors and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent or the Grantors to serve process in any other manner permitted by law.

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SECTION 7.14. Termination or Release.  (a) This Agreement, the Guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the then existing Loan Document Obligations have been paid in full and the Lenders have no further commitment to lend under the Second Lien Credit Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Second Lien Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Second Lien Credit Agreement to any person that is not the Borrower or a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Second Lien Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party.  Without limiting the provisions of Section 7.05, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14.

SECTION 7.15. Additional Subsidiaries.  Pursuant to Section 5.09 of the Second Lien Credit Agreement, each Subsidiary (other than a Foreign Subsidiary) that was not in existence or not a Subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a Subsidiary.  Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.16. Right of Setoff.  If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of

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such Grantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

SECTION 7.17. Intercreditor Agreement Governs.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 7.18. Obligations of Grantors.  To the extent that the obligations of any Grantor hereunder shall conflict, or shall be inconsistent, with the obligations of such Grantor under the First Lien Guarantee and Collateral Agreement, the provisions of the First Lien Guarantee and Collateral Agreement shall control.

SECTION 7.19. Delivery of Collateral.  Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, to the extent any Grantor is required hereunder to deliver Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the First Lien Collateral Agent in accordance with the terms of the First Lien Guarantee and Collateral Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the First Lien Collateral Agent, acting as a gratuitous bailee of the Collateral Agent.

[Remainder of page intentionally left blank]

34

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWKEYE INTERMEDIATE, LLC,

by

Name:
Title:

THL-HAWKEYE ACQUISITION LLC,

by

Name:
Title:

EACH OF THE SUBSIDIARIS LISTED ON SCHEDULE I HERETO,

by

Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by

Name:
Title:

by
Name:
Title:

35

Schedule I to the

Second Lien Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

NONE

Schedule II to the

Second Lien Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Hawkeye Renewables, LLC	N/A	Hawkeye Intermediate, LLC	Membership Interest	100%

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

NONE

Schedule III to the

Second Lien Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title	Reg. No.	Author

NONE

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

NONE

Non-U.S. Copyright Registrations

Country	Title	Reg. No.	Author

NONE

Non-U.S. Pending Copyright Applications for Registration

Country	Title	Author	Class	Date Filed

NONE

EXCLUSIVE LICENSES

I.  Exclusive Licenses/Sublicenses of Grantors as Licensor/Sublicensor on Date Hereof

A.  Copyrights

U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

NONE

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicense	Title of Non-U.S. Copyrights	Author	Reg. No.

NONE

III-2

B.  Patents

U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

NONE

U.S. Patent Applications

Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

NONE

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

III-3

C.  Trademarks

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense		U.S. Mark	Reg. Date	Reg. No.

NONE

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense		U.S. Mark	Date Filed	Application No.

NONE

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense		Non-U.S. Mark	Reg. Date	Reg. No.

NONE

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense		Non-U.S. Mark	Date Filed	Application No.

NONE

III-4

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

NONE

III-5

II.  Exclusive Licenses/Sublicenses of Grantor as Licensee/Sublicensee on Date Hereof

A.  Copyrights

U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense		Title of U.S. Copyright	Author	Reg. No.

NONE

Non-U.S. Copyrights

Country	Licensor Name and Address	Date of License/ Sublicense		Title of Non-U.S. Copyrights	Author	Reg. No.

NONE

III-6

B.  Patents

U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

NONE

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

Non-U.S. Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

NONE

Non-U.S. Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

NONE

III-7

C.  Trademarks

U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

NONE

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

NONE

Non-U.S. Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

NONE

Non-U.S. Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

NONE

III-8

D.  Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

NONE

III-9

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.		Issue Date

NONE

U.S. Patent Applications

Patent Application No.		Filing Date

NONE

Non-U.S. Patents

Country	Issue Date	Patent No.

NONE

Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.

NONE

III-10

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

NONE

U.S. Trademark Applications

Mark	Filing Date	Application No.

NONE

State Trademark Registrations

State	Mark	Reg. Date	Reg. No.

NONE

Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.

NONE

III-11

Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.

NONE

Trade Names

Country(s) Where Used	Trade Names

NONE

III-12

Schedule IV to the

Second Lien Guarantee and

Collateral Agreement

UCC FILING OFFICES

Delaware Secretary of State

Buchanan County, IA

Fayette County, IA

Hardin County, IA

Exhibit A to the

Second Lien Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Second Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (the “Second Lien Guarantee and Collateral Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and CREDIT SUISSE (together with its affiliates, “Credit Suisse”), as second lien collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Credit Suisse, as administrative agent for the Lenders and as Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Credit Agreement or the Second Lien Guarantee and Collateral Agreement referred to therein, as applicable.

C.  The Grantors have entered into the Second Lien Guarantee and Collateral Agreement in order to induce the Lenders to make Loans.  Section 7.15 of the Second Lien Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Second Lien Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Second Lien Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Second Lien Guarantee and Collateral Agreement in order to induce the Lenders to make Loans.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.15 of the Second Lien Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Second Lien Guarantee and Collateral

Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Second Lien Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof).  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Second Lien Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Second Lien Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Second Lien Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Second Lien Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5.  Except as expressly supplemented hereby, the Second Lien Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall (except as otherwise expressly permitted by the Second Lien Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Second Lien Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Second Lien Credit Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION 10.  REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF JUNE 30, 2006 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE BORROWER, HOLDINGS, THE DOMESTIC SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY THERETO, CREDIT SUISSE, AS FIRST LIEN COLLATERAL AGENT (AS DEFINED THEREIN) AND CREDIT SUISSE, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN).  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Second Lien Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Exhibit B to the

Second Lien Guarantee and

Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Second Lien Guarantee and Collateral Agreement.]

EXHIBIT E

INTERCREDITOR AGREEMENT

dated as of

June 30, 2006,

among

THL-HAWKEYE ACQUISITION LLC
(to be merged with and into HAWKEYE RENEWABLES, LLC),

as Borrower,

HAWKEYE INTERMEDIATE, LLC,

as Holdings,

the Subsidiaries of THL-ACQUISITION LLC and HAWKEYE INTERMEDIATE, LLC
from time to time party hereto,

CREDIT SUISSE,

as First Lien Collateral Agent

and

CREDIT SUISSE,

as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG THL-HAWKEYE ACQUISITION LLC (TO BE MERGED WITH AND INTO HAWKEYE RENEWABLES, LLC), HAWKEYE INTERMEDIATE, LLC, CERTAIN SUBSIDIARIES OF HAWKEYE RENEWABLES, LLC AND CREDIT SUISSE, (B) THE SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG THL-HAWKEYE ACQUISITION LLC (TO BE MERGED WITH AND INTO HAWKEYE RENEWABLES, LLC), HAWKEYE INTERMEDIATE, LLC, CERTAIN SUBSIDIARIES OF  HAWKEYE RENEWABLES, LLC AND CREDIT SUISSE, AND (C) THE OTHER SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

[CS&M Ref No. 5865-457]

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

		Page
SECTION 1.01.	Certain Defined Terms	2
SECTION 1.02.	Other Defined Terms	2
SECTION 1.03.	Terms Generally	7

ARTICLE II

LIEN PRIORITIES
SECTION 2.01.	Relative Priorities	7
SECTION 2.02.	Prohibition on Contesting Liens	8
SECTION 2.03.	No New Liens	8
SECTION 2.04.	Similar Liens and Agreements	8

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

SECTION 3.01.	Exercise of Rights and Remedies	9
SECTION 3.02.	No Interference	11
SECTION 3.03.	Rights as Unsecured Creditors	13
SECTION 3.04.	Automatic Release of Second Priority Liens	13
SECTION 3.05.	Insurance and Condemnation Awards	14

ARTICLE IV

PAYMENTS

SECTION 4.01.	Application of Proceeds	14
SECTION 4.02.	Payment Over	14
SECTION 4.03.	Certain Agreements with Respect to Unenforceable Liens	15

ARTICLE V

BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01.	Finance and Sale Matters	16
SECTION 6.02.	Relief from the Automatic Stay	18
SECTION 6.03.	Reorganization Securities	18
SECTION 6.04.	Post-Petition Interest	18
SECTION 6.05.	Certain Waivers by the Second Lien Secured Parties	19
SECTION 6.06.	Certain Voting Matters	19

ARTICLE VII

OTHER AGREEMENTS

SECTION 7.01.	Matters Relating to Loan Documents	19
SECTION 7.02.	Effect of Refinancing of Indebtedness under First Lien Loan Documents	21
SECTION 7.03.	No Waiver by First Lien Secured Parties	21
SECTION 7.04.	Reinstatement	22
SECTION 7.05.	Further Assurances	22

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.01.	Representations and Warranties of Holdings and the Borrower	22
SECTION 8.02.	Representations and Warranties of Each Collateral Agent	23

ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

SECTION 9.01.	No Reliance; Information	23
SECTION 9.02.	No Warranties or Liability	24
SECTION 9.03.	Obligations Absolute	24

ARTICLE X

MISCELLANEOUS

SECTION 10.01.	Notices	25
SECTION 10.02.	Conflicts	26
SECTION 10.03.	Effectiveness; Survival	26
SECTION 10.04.	Severability	26
SECTION 10.05.	Amendments; Waivers	26
SECTION 10.06.	Subrogation	27
SECTION 10.07.	Applicable Law; Jurisdiction; Consent to Service of Process	27

ii

SECTION 10.08.	Waiver of Jury Trial	28
SECTION 10.09.	Parties in Interest	28
SECTION 10.10.	Specific Performance	28
SECTION 10.11.	Headings	28
SECTION 10.12.	Counterparts	28
SECTION 10.13.	Provisions Solely to Define Relative Rights	28

iii

INTERCREDITOR AGREEMENT dated as of June 30, 2006 (this “Agreement”), among THL-HAWKEYE ACQUISITION LLC, a Delaware limited liability company to be merged with and into HAWKEYE RENEWABLES, LLC (the “Borrower”), HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), the Subsidiaries of the Borrower party hereto, CREDIT SUISSE (“Credit Suisse”), as collateral agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Collateral Agent”), and CREDIT SUISSE, as collateral agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the First Lien Credit Agreement dated as of June 30, 2006 (the “First Lien Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and Credit Suisse, as administrative agent for the First Lien Lenders (in such capacity, the “First Lien Administrative Agent”) and the First Lien Collateral Agent, (b) the Second Lien Credit Agreement dated as of June 30, 2006 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”) and Credit Suisse, as administrative agent for the Second Lien Lenders (in such capacity, the “Second Lien Administrative Agent”) and the Second Lien Collateral Agent, (c) the First Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (the “First Lien Guarantee and Collateral Agreement”), among Holdings, the Borrower, the subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as First Lien Collateral Agent, (d) the Second Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (the “Second Lien Guarantee and Collateral Agreement”), among Holdings, the Borrower, the subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as Second Lien Collateral Agent, and (e) the other Security Documents referred to in the Credit Agreements.

RECITALS

A.  The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement, upon, among other terms and conditions, the condition that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the Collateral.

B.  The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement, upon, among other terms and conditions,

the condition that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Collateral.

C.  The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Certain Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Guarantee and Collateral Agreement or the Second Lien Guarantee and Collateral Agreement, as applicable.

SECTION 1.02.  Other Defined Terms.  As used in the Agreement, the following terms shall have the meanings specified below:

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Collateral Agents” shall mean the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

2

“Credit Suisse” shall have the meaning assigned to such term in the preamble to this Agreement

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a).

“Discharge of First Lien Obligations” shall mean, subject to Sections 7.02 and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness (other than undrawn amounts under letters of credit) outstanding under the First Lien Loan Documents, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the First Lien Administrative Agent and each applicable Issuing Bank with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement and (d) termination or expiration of all commitments to lend and all obligations to issue letters of credit under the First Lien Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition.  “Dispose” shall have a correlative meaning.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Collateral” shall mean all “Collateral”, as defined in the First Lien Guarantee and Collateral Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.

3

“First Lien Obligations” shall mean the “Obligations”, as defined in the First Lien Guarantee and Collateral Agreement.

“First Lien Required Lenders” shall mean the “Required Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the First Lien Collateral Agent, (d) the Issuing Banks, (e) each other person to whom any of the First Lien Obligations (including First Lien Obligations under any Hedging Agreement and indemnification obligations) is owed and (f) the successors and permitted assigns of each of the foregoing.

“First Lien Security Documents” shall mean the “Security Documents”, as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Priority Liens” shall mean all Liens on the First Lien Collateral to secure the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

“Grantors” shall mean Holdings, the Borrower and each other person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

“Guarantors” shall mean, collectively, Holdings and each Subsidiary that has Guaranteed, or that may from time to time hereafter Guarantee, the First Lien Obligations or the Second Lien Obligations, whether by executing and delivering the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement, a supplement thereto or otherwise.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Indebtedness” shall mean and includes all obligations that constitute “Indebtedness”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

4

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“Maximum First Lien Amount” means, at any time (i) $550,000,000; plus (ii) $120,000,000; plus (iii) for the avoidance of doubt and without duplication, the aggregate principal amount of any interest that has been capitalized under the First Lien Credit Agreement.

“New First Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all “Collateral”, as defined in the Second Lien Guarantee and Collateral Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

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“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Mortgages” shall mean, collectively, each mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Obligations” shall mean the “Obligations”, as defined in the Second Lien Guarantee and Collateral Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Required Lenders” shall mean the “Required Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Administrative Agent, (c) the Second Lien Collateral Agent, (d) each other person to whom any of the Second Lien Obligations (including indemnification obligations) is owed and (e) the successors and permitted assigns of each of the foregoing.

“Second Lien Security Documents” shall mean the “Security Documents”, as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral to secure the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

“Security Documents” shall mean the First Lien Security Documents and the Second Lien Security Documents.

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“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, Controlled or held by the parent, one or more subsidiaries of the parent or a combination thereof.

“Subsidiary” shall mean any subsidiary of Holdings or the Borrower.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, (b) any reference herein (i) to any person shall be construed to include such person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien Priorities

SECTION 2.01.  Relative Priorities.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of

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 First Lien Obligations has not occurred, (a) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens.  The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other person.

SECTION 2.02.  Prohibition on Contesting Liens.  Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03.  No New Liens.  The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its Subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

SECTION 2.04.  Similar Liens and Agreements.  The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing, the parties hereto agree:

(a)  to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and

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the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b)  that the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby, the obligations secured thereby, and other matters contemplated by this Agreement.

ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01.  Exercise of Rights and Remedies.  (a)  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations; (ii) the Second Lien Collateral Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03; and (v) subject to Section 3.02(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”).  Except for the Second Lien Permitted Actions, unless and until the Discharge

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of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Collateral, if any, after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b)  In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.  The First Lien Collateral Agent agrees to provide at least five days’ prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral.

(c)  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

(d)  Notwithstanding anything in this Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, the Second Lien Secured Parties may, at their sole expense and effort, upon notice to the Borrower and the First Lien Collateral Agent, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid Fees (as defined in the First Lien Credit Agreement) plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (ii) Hedging Agreements that constitute First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations (giving effect to any netting arrangements) that the applicable Loan Party would be required to pay if such Hedging Agreements were terminated at such time).  In order to effectuate the foregoing, the First Lien Collateral Agent shall

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calculate, upon the written request of the Second Lien Collateral Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.

SECTION 3.02.  No Interference.  (a)  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

(i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of the acceleration of the Indebtedness then outstanding under the Second Lien Credit Agreement (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit of), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Collateral Agent by the First Lien Collateral Agent) and (B) after the expiration of the Standstill Period, so long as neither the First Lien Collateral Agent nor the First Lien Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Collateral Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Lien Secured Parties nor the First Lien Collateral

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Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Document, including

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this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

SECTION 3.03.  Rights as Unsecured Creditors.  The Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement.  Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien.

SECTION 3.04.  Automatic Release of Second Priority Liens.  (a)  If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted in connection with the Discharge of First Lien Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including pursuant to Section 6.01(a)(iv)), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement.

(b)  Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

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SECTION 3.05.  Insurance and Condemnation Awards.  So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02.

ARTICLE IV

Payments

SECTION 4.01.  Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Collateral Agent to the First Lien Obligations.  Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations.

SECTION 4.02.  Payment Over.  So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent

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for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.  For the avoidance of doubt, it is understood and agreed that this Section 4.02 shall not prohibit any mandatory prepayment of the Second Lien Obligations or any voluntary prepayment of the Second Lien Obligations, in each case, in accordance with the terms of the Second Lien Credit Agreement and permitted by the First Lien Credit Agreement, each as in effect on the date hereof (or as modified in accordance with the terms of this Agreement).

SECTION 4.03.  Certain Agreements with Respect to Unenforceable Liens.  Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred.  Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

ARTICLE V

Bailment for Perfection of Certain Security Interests

(a)  The First Lien Collateral Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral

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or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Second Lien Collateral Agent.

(b)  So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist.  The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee in accordance with this Article V.  Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors.  The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.

(c)  Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral.  In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Collateral Agent agrees to take all actions in its power (at the expense of the Borrower or, if not paid by or on behalf of the Borrower, at the expense of the Second Lien Collateral Agent) as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01.  Finance and Sale Matters.  (a)  Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on

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behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction;

(iii) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(iv) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition.

(b)  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding.  Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request

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adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Collateral Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

(c)  Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent the amount of such DIP Financing does not exceed the sum of (i) the Maximum First Lien Amount and (ii) $25,000,000.

SECTION 6.02.  Relief from the Automatic Stay.  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

SECTION 6.03.  Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.04.  Post-Petition Interest.  (a)  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b)  The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value

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of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

SECTION 6.05.  Certain Waivers by the Second Lien Secured Parties.  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

SECTION 6.06.  Certain Voting Matters.  Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that, without written the consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.  Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

ARTICLE VII

Other Agreements

SECTION 7.01.  Matters Relating to Loan Documents.  (a)   The First Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall (i) result in the sum of (A) the aggregate principal amount of Indebtedness outstanding under the First Lien Loan Documents (as so amended, restated, amended and restated, supplemented, modified or Refinanced) plus (B) the undrawn portion of the revolving commitments under the First Lien Loan Documents (as so amended, restated, amended and restated, supplemented, modified or Refinanced) exceeding the Maximum First Lien Amount, (ii) increase the “Applicable Percentage” or similar component of the interest rate under the First Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate) or (iii) extend the scheduled maturity date of the Indebtedness under the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Indebtedness under the Second Lien Credit Agreement and provided further that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

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(b)  Without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may be amended, restated, amended and restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of such new Second Lien Loan Document, would (i) contravene the provisions of this Agreement, (ii) increase the “Applicable Percentage” or similar component of the interest rate under the Second Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iii) change to earlier dates any scheduled dates for payment of principal on Indebtedness under the Second Lien Loan Documents, (iv) add to the Second Lien Collateral other than as specifically provided by this Agreement or (v) amend the mandatory prepayment (or similar provisions) covenants and events of default, taken as a whole, to be less favorable in any material respect to the Loan Parties. Indebtedness under the Second Lien Loan Documents may be Refinanced if (A) the mandatory prepayment (or similar provisions), covenants and events of default, taken as a whole, to be no less favorable in any material respect to the Loan Parties than the mandatory prepayment (or similar provisions), covenants and events of default of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement and (C) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c)  Each of the Borrower and the Second Lien Collateral Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Collateral Agent, which approval shall not be unreasonably withheld or delayed.  Each of the Borrower and the Second Lien Collateral Agent further agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Security Document covering such Collateral pursuant to this Agreement.

(d)  In the event that the First Lien Collateral Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, restatement, amendment and restatement, supplement, modification, waiver or consent in respect of any of the First Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, the Borrower or any other Grantor; provided, that (i) no such amendment, restatement, amendment and restatement, supplement, modification, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 3.04 and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, restate, amend and restate, supplement, modify or otherwise

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affect the rights or duties of the Second Lien Collateral Agent without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) which are not permitted under the terms of the Second Lien Loan Documents and (ii) notice of such amendment, restatement, amendment and restatement, supplement, modification waiver or consent shall have been given to the Second Lien Collateral Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

SECTION 7.02.  Effect of Refinancing of Indebtedness under First Lien Loan Documents.  If, substantially contemporaneously with the Discharge of First Lien Obligations, the Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Collateral Agent, at least ten Business Days prior to such Refinancing, written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement and (iv) the collateral agent under the New First Lien Loan Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement.  In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

SECTION 7.03.  No Waiver by First Lien Secured Parties.  Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second

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Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

SECTION 7.04.  Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

SECTION 7.05.  Further Assurances.  Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

ARTICLE VIII

Representations and Warranties

SECTION 8.01.  Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  it (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, and (ii) has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect;

(b)  it has duly authorized by all requisite corporate or limited liability company and, if required, stockholder or member action, the execution delivery and performance of this Agreement;

(c)  it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

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(d)  the execution delivery and performance of this Agreement by such party will not (A) violate (x) any provision of any applicable law, statute, rule or regulation, or of its certificate or articles of incorporation or other constitutive documents or by-laws or operating agreement, as applicable, (y) any order of any Governmental Authority applicable to it or (z) any provision of any indenture, agreement or other instrument binding upon it or (B) require it to obtain any consent or approval of, or make any registration or filing with or invoke any other action by any Governmental Authority, other than those that have been obtained or made.

SECTION 8.02.  Representations and Warranties of Each Collateral Agent.  Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

ARTICLE IX

No Reliance; No Liability; Obligations Absolute

SECTION 9.01.  No Reliance; Information.  Each Collateral Agent, for itself and on behalf of the respective other Secured Parties, acknowledges that (a) the respective Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) the respective Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party.  The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to Holdings, the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Obligations, that is known or becomes known to any of them or any of their Affiliates.  In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

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SECTION 9.02.  No Warranties or Liability.  (a)  The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)  The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c)  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

SECTION 9.03.  Obligations Absolute.  The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Loan Document;

(b)  any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is

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revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)  any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01(a), in any other term of, all or any portion of the First Lien Obligations;

(d)  any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e)  the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor or Guarantor in respect of the First Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01.  Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or by overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)  if to the Borrower or any other Grantor, to it at 21050 140th Street, Iowa Falls, IA 50126, Attention of: J.D. Schlieman and Tim Callahan (Fax No. (641) 648-8925)), cc: (which shall not constitute notice) Angela Fontana, Esq., Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, TX 75201; and

(b)  if to the First Lien Collateral Agent or the Second Lien Collateral Agent, to Credit Suisse, at Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or by overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.  As agreed to between the Borrower and any Collateral Agent from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other

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communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 10.02.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

SECTION 10.03.  Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

SECTION 10.04.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.05.  Amendments; Waivers.  (a)  No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)  Subject to Section 9.08 of the First Lien Credit Agreement and Section [9.08] of the Second Lien Credit Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement

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or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise affect the rights, interests, privileges or obligations of any Grantor without such person’s prior written consent.

SECTION 10.06.  Subrogation.  The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent delivers any such payment to the Second Lien Collateral Agent.

SECTION 10.07.  Applicable Law; Jurisdiction; Consent to Service of Process.  (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 10.08.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

SECTION 10.09.  Parties in Interest.  This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.10.  Specific Performance.  Each Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 10.11.  Headings.  Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.12.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.13.  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand.  None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except for those as set forth in Section 6.01 and Articles VII and X hereof and as otherwise expressly provided in this Agreement.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien

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Obligations as and when the same shall become due and payable in accordance with their terms.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THL-HAWKEYE ACQUISITION LLC

By
Name:
Title:

HAWKEYE INTERMEDIATE, LLC

By
Name:
Title:

CREDIT SUISSE, as First Lien Collateral Agent,

By
Name:
Title:

By
Name:
Title:

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CREDIT SUISSE, as Second Lien Collateral Agent,

By
Name:
Title:

By
Name:
Title:

31

ANNEX 1

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of June [•], 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, Credit Suisse (“Credit Suisse”), as First Lien Collateral Agent (as defined therein), and Credit Suisse, as Second Lien Collateral Agent (as defined therein).  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under the Second Lien Credit Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Documents

“Reference is made to the Intercreditor Agreement dated as of June [•], 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, Credit Suisse (“Credit Suisse”), as First Lien Collateral Agent (as defined therein), and Credit Suisse, as Second Lien Collateral Agent (as defined therein).  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

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SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FINANCING STATEMENT

From

HAWKEYE RENEWABLES, LLC,
as Mortgagor

To

CREDIT SUISSE,
as Collateral Agent for the benefit of the Secured Parties,
as Mortgagee

Dated: June 30, 2006

Premises: Iowa Falls and Fairbank plants
Buchanan, Hardin & Fayette Counties, Iowa

Prepared by and
Return to:

Amy L. Delsack

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

(212) 474-1938

Legal Description on Page ___

THIS SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of June 30, 2006 (this “Mortgage”), by HAWKEYE RENEWABLES, LLC, a Delaware limited liability company, having an office at 21050 140th Street, Iowa Falls, Iowa 50126 (the “Mortgagor”), to CREDIT SUISSE, having an office at Eleven Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the Second Lien Credit Agreement dated as of even date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hawkeye Intermediate, LLC (“Holdings”), THL-Hawkeye Acquisition LLC, to be merged with and into Hawkeye Renewables, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), including, inter alia, Credit Suisse as administrative agent (the “Administrative Agent”) for the Lenders and collateral agent (the “Collateral Agent”) for the Secured Parties, (ii) the Second Lien Guarantee and Collateral Agreement dated as of even date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, the Borrower, the Subsidiaries party thereto and Collateral Agent for the benefit of the Secured Parties and (iii) the Intercreditor Agreement defined in Section 3.08 hereof.  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement, the Guarantee and Collateral Agreement and the Intercreditor Agreement.

In the Credit Agreement the Lenders have agreed to make Term Loans to the Borrower (the “Loans”) to the Borrower.  Amounts paid in respect of Term Loans and Incremental Term Loans may not be reborrowed.  The Credit Agreement provides that the sum of the principal amount of the Loans secured hereby shall not exceed $150,000,000.

Pursuant to the Purchase Agreement, THL-Hawkeye Acquisition LLC has merged with and into the Mortgagor, with the Mortgagor as the surviving entity and accordingly, the Mortgagor is the Borrower and will derive substantial benefit from the making of the Loans by the Lenders.  In order to induce the Lenders to make the Loans, the Mortgagor has agreed to grant this Mortgage to secure, among other things, the due and punctual payment and performance of all of the Obligations (as defined in the Guarantee and Collateral Agreement).

The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such

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counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the permitted successors and assigns of each of the foregoing.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, the Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with the Mortgagor’s interest in all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and the Mortgagor’s interest in all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all of the Mortgagor’s fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the Mortgagor’s interest in any agreement for the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

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(4) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets; and

(5) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

Notwithstanding anything herein to the contrary, the term “Mortgaged Property” shall not include any Excluded Collateral (as defined in the Guarantee and Collateral Agreement).

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Encumbrances (as defined below) and to satisfaction and release as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01.  Title, Mortgage Lien.  (a)  Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to liens permitted under Section 6.02 of the Credit Agreement (“Permitted Encumbrances”).

(b)  The execution and delivery of this Mortgage is within Mortgagor’s limited liability company powers and has been duly authorized by all necessary limited liability company and, if required, member action.  This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(c)  The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage and except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate any applicable law or regulation or the charter, by-laws, operating agreement or other organizational documents of Mortgagor or any applicable order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage; except with respect to any violation, conflict, breach, default, prepayment or creation or imposition of any Liens referred to in clauses (ii) through (iv) above, to the extent that the same could not reasonably be expected to have a Material Adverse Effect.

(d)  This Mortgage, when duly recorded in the public records of the county where the Property is located will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.

(e)  Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

SECTION 1.02.  Credit Agreement.  This Mortgage is given pursuant to the Credit Agreement.  Mortgagor expressly covenants and agrees to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

SECTION 1.03.  Payment of Taxes, and Other Obligations.  (a)  Mortgagor will pay and discharge from time to time, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.

(b)  In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (ii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.

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SECTION 1.04.  Maintenance of Mortgaged Property.  Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

SECTION 1.05.  Insurance.  Mortgagor will keep or cause to be kept the Improvements insured against such risks, and in the manner, described in Section 5.02 of the Credit Agreement.  Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located.  If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance.

SECTION 1.06.  Casualty, Condemnation/Eminent Domain.  Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation in accordance with, and to the extent required by, Sections 5.05 and 5.06 of the Credit Agreement.  Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall be applied in accordance with Section 2.13 of the Credit Agreement.

SECTION 1.07.  Assignment of Leases and Rents.  (a)  Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof to Mortgagee for purposes of securing and discharging the performance by Mortgagor of the Obligations.  Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

(b)  All Leases shall be subordinate to the lien of this Mortgage.  Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

(c)  Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein.  If an Event of Default shall occur and be continuing, Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease, subject to the provisions of the Credit Agreement.

(d)  So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during

6

the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e)  Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of or exercise control over of the Mortgaged Property.  In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person; provided, however, that such limitation shall not apply to the extent that such costs, expenses or liabilities resulted from the gross negligence, bad faith or wilful misconduct of Mortgagee or material breach of its obligations hereunder.  To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against Mortgagee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Mortgage.

(f)  Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

SECTION 1.08.  Restrictions on Transfers and Encumbrances.  Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant

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agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property.

SECTION 1.09.  Security Agreement.  This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”).  Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and this Mortgage shall be filed and indexed in the real property records and also indexed in the Index of Financing Statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property (to the extent required in the state where the Premises is located.  Mortgagor hereby authorizes Mortgagee to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence.  Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.

SECTION 1.10.  Filing and Recording.  Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement (to the extent required in the state where the Premises is located) and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof.  Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements, any mortgage supplemental hereto, any security instrument with respect to the Proceeds or any instrument of further assurance.

SECTION 1.11.  Further Assurances.  Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and upon the occurrence and continuation of an Event of Default on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor

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and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.12.  Additions to Mortgaged Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.13.  No Claims Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.14.  Fixture Filing.  (a)  Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b)  The real property to which the fixtures relate is described in Exhibit A attached hereto.  The record owner of the real property described in Exhibit A attached hereto is Mortgagor.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.  Mortgagor’s organizational identification number is 3858792.

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ARTICLE II

Defaults and Remedies

SECTION 2.01.  Events of Default.  Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due under the Loan Documents as provided in the Credit Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee in the manner provided in the Credit Agreement.

SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues.  (a)  If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent allowed by applicable  law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b)  If an Event of Default shall occur and be continuing, and if Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.07(b) of the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)  Upon every such entry or taking of possession, Mortgagee may, to the extent allowed by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire necessary and proper additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all reasonable agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be reasonably directed or determined by Mortgagee to be in its best interest and

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Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including reasonable compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)  Whenever, before any sale of the Mortgaged Property under Section 2.06, all Events of Default have been fully cured or waived, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04.  Right To Cure Mortgagor’s Failure to Perform.  If an Event of Default shall occur and be continuing and thereafter, should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all reasonable payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.  Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid.  Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of curing such Event of Default without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05.  Right to a Receiver.  If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located.  Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

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SECTION 2.06.  Foreclosure and Sale.  If an Event of Default shall occur and be continuing,

(a)  Mortgagee may elect to foreclose this Mortgage, or if allowed by applicable law, sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of sale granted to Mortgagee by this Mortgage.  In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or if allowed by applicable law, it may proceed and sell the Mortgaged Property to satisfy any Obligation.  To the extent allowed by applicable law, Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  To the extent allowed by applicable law, Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.  Without further notice and as allowed by applicable law, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b)  The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all reasonable costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)  Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d)  Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee and allowed under applicable law, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07.  Other Remedies.  (a)  In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)  In connection with a sale of the Mortgaged Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment

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of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest, as provided in the Credit Agreement.

SECTION 2.08.  Application of Sale Proceeds and Rents.  After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and out-of-pocket expenses of its agents and one legal counsel in each jurisdiction, the repayment of all advances made by the Mortgagee hereunder or the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or out-of-pocket expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the Second Lien Collateral Agent, in accordance with the Intercreditor Agreement; and

FIFTH, to the Mortgagor, its successors or assigns, or to whomever may be lawfully entitled to receive the same.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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SECTION 2.09.  Mortgagor as Tenant Holding Over.  If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at such purchaser’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor waives, to the extent allowed by applicable law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11.  Discontinuance of Proceedings.  In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case and except as otherwise ordered by a court of competent jurisdiction, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12.  Suits To Protect the Mortgaged Property.  Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that Mortgagee has reason to believe is unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by the Credit Agreement, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

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SECTION 2.14.  Possession by Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15.  Waiver.  (a)  No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.  No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder.  No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b)  Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby; provided, however, that in the event of any conflict between the Credit Agreement and this Mortgage, the Credit Agreement shall control.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16.  Waiver of Trial by Jury.  To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

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SECTION 2.17.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.  Notices.  All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and permitted assigns of Mortgagee.

SECTION 3.04.  Satisfaction and Cancelation.  (a)  This Mortgage and all security interests granted hereby shall terminate when all the then existing Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b)  Upon any sale or other transfer by Mortgagor of any of the Mortgaged Property that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any of the Mortgaged Property pursuant to Section 9.08 of the Credit Agreement, the security interest in such Mortgaged Property shall be automatically released.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b) above, the Collateral Agent shall promptly execute and deliver to Mortgagor, at Mortgagor’s expense, all mortgage satisfactions and releases and all Uniform Commercial Code termination statements and similar documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or representation or warranty by the Mortgage or any Secured Party (other than as to the authority of such Person to execute and deliver such documents).  Without limiting the provisions of this Section 3.04, the Mortgagor shall

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reimburse the Mortgagee upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 3.04.

SECTION 3.05.  Definitions.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) ”including” shall mean “including but not limited to”; (b) ”provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) ”lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) ”obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) ”any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”.  Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee.  Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property.  Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof and to the applicable provisions of the Credit Agreement and the Guarantee and Collateral Agreement, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06.  Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of Security Documents that secure the Obligations.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the other Security Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other Security Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the other Security Documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

SECTION 3.07.  No Oral Modification.  This Mortgage may not be changed or terminated orally.  Any agreement made by Mortgagor and Mortgagee after the date of this

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Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate mortgage, lien or encumbrance.

SECTION 3.08.  Intercreditor Agreement.  Reference is made to the Intercreditor Agreement dated as of June 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, Credit Suisse (“Credit Suisse”), as Second Lien Collateral Agent (as defined therein), and Credit Suisse, as Second Lien Collateral Agent (as defined therein).  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Mortgagee, for the benefit of the Secured Parties, pursuant to this Mortgage and the exercise of any right or remedy by the Mortgagee and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Mortgage, the provisions of the Intercreditor Agreement shall control.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01.  Applicable Law; Certain Particular Provisions.  This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents shall be governed by the internal law of the State of New York, without regard to principles of conflict of law.  Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.  The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein.  In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

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IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

HAWKEYE RENEWABLES, LLC,
a Delaware limited liability company,

by:

Name: Bruce Rastetter
Title: Chief Executive Officer

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STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On this ____ day of June, 2006, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Bruce Rastetter to me personally known, who being by me duly sworn, did say that he is the Chief Executive Officer of HAWKEYE RENEWABLES, LLC, a Delaware limited liability company, executing the within and foregoing instrument; that no seal has been procured by the said limited liability company; that said instrument was signed on behalf of the limited liability company by authority of its members; and that Bruce Rastetter, as Chief Executive Officer, acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the limited liability company, by it and by him voluntarily executed.

Notary Public in and for the State of New York

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Exhibit A
to Mortgage

Description of the Land

TRACT ONE
FAYETTE COUNTY, IOWA:

Parcel D in the Southeast Quarter of Section 33, Township 91 North, Range 10 West of the 5th P.M., Fayette County, Iowa, and more particularly described as follows:

Beginning at the South quarter corner of said section;

Thence North 01 degrees 17 minutes 45 seconds East 299.3 feet along the north-south quarter section line of said section to the southerly right-of-way line of the Chicago North Western Railroad;

Thence North 67 degrees 52 minutes 30 seconds East 2,885.0 feet along said line to the east section line of said section;

Thence South 01 degrees 23 minutes 45 seconds West 1,296.5 feet along said line to the northerly right-of-way line of Iowa Highway #281;

Thence South 61 degrees 12 minutes 00 seconds West 169.0 feet along said line to the south township line of said section;

Thence South 89 degrees 48 minutes 45 seconds West 2,499.6 feet along said line to the point of beginning.

TRACT TWO
BUCHANAN COUNTY, IOWA:

The Northeast fractional Quarter lying North of public highway 190 in Section 4, Township 90 North, Range 10 West of the 5th P.M., Buchanan County, Iowa, except for easement for highway, and excepting a parcel described as follows: commencing 1,169.5 feet South of the Northwest corner of the Northwest Quarter of the Northeast Quarter laying North of Highway No. 190 in Section 4, Township 90 North, Range 10 West of the 5th P.M. in Buchanan County, Iowa, thence East 381.8 feet, thence Southeasterly 60 feet to the North line of Highway No. 190, thence Southwesterly along the North line of the highway 397.5 feet; thence North 227.3 feet to the Point of Beginning; said excepted parcel is also more particularly described in the Plat of Survey recorded in Book 548, Page 93 as:

Parcel A in the West Half of the Fractional Northeast Quarter of Section 4, Township 90 North, Range 10 West of the 5th P.M., Buchanan County, Iowa, and more particularly described as follows: Commencing at the North Quarter Corner of said Section; thence South 00º-37’-00” West 1,169.5 feet along the North-South Quarter Section Line to the Point of Beginning; thence South 89º-23’-00” East 381.8 feet to the Northerly Right-of-Way Line of Iowa Highway #281; thence South 28º-37’-00” East 60.0 feet to the Centerline of said Highway; thence South 61º-23’00” West (Record Bearing) 50.6 feet; thence Westerly along a 1,634.1 foot radius curve concave Northerly 397.5 feet, said curve having a Long Chord of South 68º-21’-15” West 396.5 feet all along said Centerline to said Quarter Section Line; thence North 00º-37’-00” East 227.3 feet along said Quarter Section Line to the Point of Beginning, containing 1.403 Acres, including 0.596 Acre of Iowa Highway #281 Right-of-Way, subject to easements of record.

Tract Two also being described as:

Parcel E, being That part of the Northeast Quarter lying north of Iowa Highway No. 281 in Section 4, Township 90 North, Range 10 West of the 5th P.M., Buchanan County, Iowa, more particularly described as follows:

Commencing at the northeast corner of said Section 4;

Thence South 89 degrees 48 minutes 45 seconds West (assumed bearing) along the north line of the Northeast Quarter of said Section 4 a distance of 146.20 feet to the point of beginning;

Thence continuing South 89 degrees 48 minutes 45 seconds West along said north line 2499.43 feet to the west line of said Northeast Quarter;

Thence South 00 degrees 25 minutes 44 seconds West along said west line 1169.59 feet;

Thence South 89 degrees 34 minutes 16 seconds East 381.80 feet to the northerly line of Iowa Highway No. 281;

Thence North 61 degrees 11 minutes 47 seconds East along said northerly line 1177.03 feet;

Thence North 59 degrees 17 minutes 00 seconds East along said northerly line 300.17 feet;

Thence North 61 degrees 11 minutes 47 seconds East along said northerly line 955.09 feet to the point of beginning.

TRACT THREE

HARDIN COUNTY, IOWA:

That part of the Northeast Quarter of the Southwest Quarter lying south and east of the Chicago, Rock Island and Pacific Railway Company and that part of the Northeast Quarter of the Southeast Quarter and that part of the Northwest Quarter of the Southeast Quarter lying South and East of the Chicago, Rock Island and Pacific Railway Company ALL in Section 23, Township 89 North, Range 21 West of the 5th P.M., Hardin County, Iowa; AND

The Northwest Quarter of the Southwest Quarter of Section 24, except the South 39.2 feet thereof, in Township 89 North, Range 21 West of the 5th P.M., Hardin County, Iowa,

Pursuant to Plat and Survey dated 1-25-04, filed of record 1-29-04 as Instrument No. 2004-359 in Hardin County, Iowa;

Tract Three also being described as:

Northeast Quarter of the Southeast Quarter (NE 1/4 SE 1/4) and all that part of the Northwest Quarter of the Southeast Quarter (NW 1/4 SE 1/4) lying south and east of the right-of-way of the C.R.I. and P. Railway Company in Section Twenty-three (23); and

Northwest Quarter of the Southwest Quarter (NW 1/4 SW 1/4) of Section Twenty-four (24), except the south 39.2 feet thereof; all in Township Eighty-nine (89) North, Range Twenty-one (21) West of the 5th P.M., Hardin County, Iowa; and

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Northeast Quarter of the Southwest Quarter (NE 1/4 SW 1/4) of Section Twenty-three (23), Township Eighty-nine (89) North, Range Twenty-one (21) West of the 5th P.M., Hardin County, Iowa, lying south of the Chicago, Rock Island and Pacific Railway.

TOGETHER WITH the benefits of that certain Easement Agreement by and between Lyle M. Campbell and Elizabeth Campbell and Midwest Renewables dated November 12, 2003, and recorded November 13, 2003, as Instrument No. 4781 in Hardin County, Iowa.

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Exhibit A
to Mortgage

Local Law Provisions

This Iowa Jurisdictional Addendum is made to the attached Second Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement (herein referred to as the “Mortgage”) and is hereby incorporated therein and made a part thereof, and terms used herein are defined therein.  The undersigned (herein referred to as “Mortgagor”) further represents, warrants and agrees as follows:

1.             This instrument is to be filed and indexed in the real property records and also to be indexed in the Index of Financing Statements.  The names of the debtor and the secured party, the mailing address of the secured party from which information concerning the security interest may be obtained, the mailing address of the debtor and a statement indicating the types, or describing the items, of collateral are as described herein.  This instrument conveys a security interest in goods and other items of property which are or are to become fixtures on the real property described in Exhibit A attached hereto.  The above referenced Mortgagor is the record owner of the aforesaid real property.

2.             The maturity date of the loan obligations is June 30, 2013,

3.             The following shall apply:

NOTICE: This Mortgage secures credit in the amount of $150,000,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

4.             In the event of foreclosure of this Mortgage, the Mortgagor hereby agrees that the court may, and requests the court to, enter a special order directing the clerk to enter and record the judgment contained in the foreclosure decree on the promissory note/credit agreement secured by this Mortgage without requiring that the promissory note/credit agreement be first filed with the clerk of court for cancellation.  The Mortgagor further agrees, because the promissory note/credit agreement secured by this Mortgage is also secured by other mortgages and will be necessary to a foreclosure of those mortgages, that notwithstanding Iowa Rule of Civil Procedure 228, as presently enacted or as hereinafter amended or replaced, the clerk of court may, in the event of foreclosure of this Mortgage, enter and record the judgment contained in the foreclosure decree on the promissory note/credit agreement secured by this Mortgage without requiring that the promissory note/credit agreement be first filed with the clerk of court for cancellation.

5.             The Mortgagor further represents and warrants to Mortgagee that no loan broker as defined in Iowa Code Chapter 535C was involved either directly or indirectly in connection with the transactions contemplated by the Mortgage.

6.             That the Mortgagor acknowledges receipt of a copy of the Mortgage with its Appendix “A” Jurisdictional Addendum attached thereto and a copy of all of the other documents executed by Mortgagor.

7.             That the Mortgagor agrees that notwithstanding the fact that the Mortgage contains matters which may not be appropriate, available or enforceable in Iowa, the inclusion of such matters does not affect the validity or enforceability of the Mortgage as appropriate and available under Iowa law.  To the extent the laws of the State of Iowa limit (i) the availability of the exercise of any of the remedies set forth herein, including, without limitation, remedies such as a power of sale and taking possession of the property, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waiver or indemnities at the time of the execution and delivery of this Mortgage.

EXHIBIT G

to the Second Lien Credit Agreement

FORM OF
NON-BANK CERTIFICATE

Reference is made to the Second Lien Credit Agreement, dated as of June 30, 2006 (as amended, modified, supplemented, restated, replaced or refinanced from time to time, the “Second Lien Credit Agreement”), among THL-Hawkeye Acquisition LLC, a Delaware limited liability company (the “Borrower”), Hawkeye Intermediate, LLC, a Delaware limited liability company, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as joint lead arrangers, and Credit Suisse, as administrative agent and collateral agent.  Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Second Lien Credit Agreement.  ______________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to subsection 2.20(e) of the Second Lien Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

I.                                         The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

II.                                     The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a)           the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)           the Non-U.S. Lender does not take deposits and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:
Date:	, 20

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EXHIBIT H-1

to Second Lien Credit Agreement

FORM OF

SECOND LIEN TRADEMARK SECURITY AGREEMENT, dated as of [         ], 200[__] (this “Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Borrower”),  the subsidiaries of the Borrower listed on Schedule I hereto (the “Subsidiary Parties”) and CREDIT SUISSE, as Collateral Agent (the “Collateral Agent”).

Reference is made to the Second Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, the Lenders party thereto and the Collateral Agent.  The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”).  Consistent with the requirements of the Second Lien Credit Agreement and pursuant to and in accordance with Section 4.01 and Section 4.03(e) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.  The rules of construction specified in Section 1.02 of the Second Lien Credit Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including those listed on Schedule II (the “Trademarks”); i) all goodwill associated with or

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symbolized by the Trademarks; and ii) all assets, rights and interests that uniquely reflect or embody the Trademarks.

SECTION 3. Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWKEYE INTERMEDIATE, LLC,

by

Name:
Title:

HAWKEYE RENEWABLES, LLC,

by

Name:
Title:

EACH OF THE SUBSIDIARIES
LISTED ON SCHEDULE I HERETO,

by

Name:
Title:

CREDIT SUISSE, as Collateral Agent,

by

Name:
Title:

H-1-3

Schedule I

Subsidiary Parties

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Schedule II

I. Trademarks

Registered Owner	Mark	Registration Number	Expiration Date

II. Trademark Applications

Registered Owner	Mark	Registration Number	Date Filed

III. Trademark Licenses

Licensee	Licensor	Mark	Registration Number	Expiration Date

H-2-5

EXHIBIT H-2

to Second Lien Credit Agreement

FORM OF

SECOND LIEN PATENT SECURITY AGREEMENT, dated as of [         ], 200[__] (this “Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Borrower”),  the subsidiaries of the Borrower listed on Schedule I hereto (the “Subsidiary Parties”) and CREDIT SUISSE, as Collateral Agent (the “Collateral Agent”).

Reference is made to the Second Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, the Lenders party thereto and the Collateral Agent.  The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”).  Consistent with the requirements of the Second Lien Credit Agreement and pursuant to and in accordance with Section 4.01 and Section 4.03(e) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.   The rules of construction specified in Section 1.02 of the Second Lien Credit Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule II (the “Patents”), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and all inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

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SECTION 3. Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWKEYE INTERMEDIATE, LLC,

by

Name:
Title:

HAWKEYE RENEWABLES, LLC,

by

Name:
Title:

EACH OF THE SUBSIDIARIES
LISTED ON SCHEDULE I HERETO,

by

Name:
Title:

CREDIT SUISSE, as Collateral Agent,

by

Name:
Title:

H-2-3

Schedule I

Subsidiary Parties

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Schedule II

I. Patents

Registered Owner	Type	Registration Number	Expiration Date

II. Patent Applications

Registered Owner	Type	Registration Number	Date Filed

III. Patent Licenses

Licensee	Licensor	Type	Registration Number	Expiration Date

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EXHIBIT H-3

to the Second Lien Credit Agreement

FORM OF

SECOND LIEN COPYRIGHT SECURITY AGREEMENT, dated as of [         ], 200[__] (this “Agreement”), among HAWKEYE INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), HAWKEYE RENEWABLES, LLC, a Delaware limited liability company (the “Borrower”),  the subsidiaries of the Borrower listed on Schedule I hereto (the “Subsidiary Parties”) and CREDIT SUISSE, as Collateral Agent (the “Collateral Agent”).

Reference is made to the Second Lien Guarantee and Collateral Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, the Borrower, the Lenders party thereto and the Collateral Agent.  The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Second Lien Credit Agreement dated as of June 30, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”).  Consistent with the requirements of the Second Lien Credit Agreement and pursuant to and in accordance with Section 4.01 and Section 4.03(e) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.   The rules of construction specified in Section 1.02 of the Second Lien Credit Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II (the “Copyrights”).

SECTION 3. Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security

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interests granted to the Collateral Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWKEYE INTERMEDIATE, LLC,

by
Name:
Title:

HAWKEYE RENEWABLES, LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

CREDIT SUISSE, as Collateral Agent,

by
Name:
Title:

H-3-3

Schedule I

Subsidiary Parties

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Schedule II

I. Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II. Copyright Applications

Registered Owner	Title	Registration Number	Date Filed

III. Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

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